AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT

TABLE OF CONTENTS

ARTICLE I                DEFINITIONS

ARTICLE II               APPOINTMENT OF TRANSFER AGENT

ARTICLE III             AUTHORIZATION AND ISSUANCE OF SHARES

ARTICLE IV             RECAPITALIZATION OR CAPITAL ADJUSTMENT

ARTICLE V               ISSUANCE, REDEMPTION, AND TRANSFER OF SHARES

ARTICLE VI             DIVIDENDS AND DISTRIBUTIONS

ARTICLE VII            CONCERNING THE FUND

ARTICLE VIII           CONCERNING THE TRANSFER AGENT

ARTICLE IX             TERMINATION

ARTICLE X               CASH MANAGEMENT SERVICES

ARTICLE XI             FEES

ARTICLE XII            LIABILITY AND INDEMNITY

ARTICLE XIII          MISCELLANEOUS

SCHEDULE A           LIST OF FUNDS

APPENDIX A           CERTIFICATION REGARDING AUTHORIZED

                                  REPRESENTATIVES

APPENDIX B           CERTIFICATION REGARDING SHARE CLASSES

APPENDIX C(1)       FEES, FEE CREDITS AND SERVICES

APPENDIX C(2)       SOFTWARE ENHANCEMENTS AND FEES

APPENDIX D           SERVICE LEVEL AGREEMENT

APPENDIX E            RESERVED

APPENDIX F            SOFTWARE REQUEST ADMINISTRATION PROCEDURES

APPENDIX G            OUT-OF-POCKET AND OTHER CHARGES

C O  N  F  I  D  E  N  T  I  A  L

AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT

Amended and Restated Transfer Agency Agreement dated as of June 1, 2007 between each mutual fund, and each portfolio or series of each mutual fund, listed on Schedule A hereto (each, a “Fund” and, collectively, the “Funds”), as such Schedule may be revised from time to time, and DREYFUS TRANSFER, INC., a Maryland corporation, having its principal office and place of business at 200 Park Avenue, New York, New York 10166 (the “Transfer Agent”).

W I  T  N  E  S  S  E  T  H  :

WHEREAS, each Fund and the Transfer Agent are parties to a Transfer Agency Agreement pursuant to which the Transfer Agent acts as the transfer agent and dividend disbursing agent of the Fund, and

WHEREAS, the parties desire to revise the terms of the prior Transfer Agency Agreements to those set forth herein;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the following meanings:

1.                  "Approved Institution" shall mean an entity so named in a Certificate.  From time to time the Fund may amend a previously delivered Certificate by delivering to the Transfer Agent (as hereinafter defined) a Certificate naming an additional entity or deleting any entity named in a previously delivered Certificate.

2.                  "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent by the Fund, which is signed by any Officer, as hereinafter defined, and actually received by the Transfer Agent.

3.                  "Computer tape" shall include any tapes physically delivered, or electronic transmission inputted or transmitted via a remote terminal or other similar link, into a data processing, storage, or collection system, or similar system, utilized by the Transfer Agent.  All computer tapes shall be compatible with either the Transfer Agent's tape layout package existing on the date of this Agreement, or such other format as may be developed pursuant to the software enhancement procedures (see Appendix C(2)).

4.                  "Custodian" shall mean Mellon Bank, N.A. or The Bank of New York, as custodian under the terms and conditions of the Mutual Fund Custody and Services Agreement or Custody Agreement between Mellon Bank, N.A. or The Bank of New York and the Fund, or its successor(s), or any other custodian appointed by the Fund.

5.                  "Dreyfus" shall mean The Dreyfus Corporation and/or any presently existing or future affiliate or subsidiary thereof (excluding the Transfer Agent), as the context requires.

6.                  "Dreyfus-affiliated fund" shall mean any mutual fund sponsored, advised, sub-advised or administered by Dreyfus.

7.                  "Fund Business Day" shall be deemed to be each day on which the Fund is required to determine its net asset value, and any other day on which the Securities and Exchange Commission may require the Fund to be open for business.

8.                  "Officer" shall be deemed to be the Fund's President, any Vice President of the Fund, the Fund's Secretary, the Fund's Treasurer, the Fund's Controller, any Assistant Controller of the Fund, any Assistant Treasurer of the Fund, any Assistant Secretary of the Fund, and any other person duly authorized by the Fund's Board to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and named in the Certificate annexed hereto as Appendix A, as such Certificate may be amended from time to time.

9.                  "Prospectus" shall mean the most current Fund prospectus and statement of additional information with respect to which a registration statement under the Securities Act of 1933, as amended, has become effective.

10.              "Shares" shall mean all or any part of each class of shares of the Fund listed in the Certificate annexed hereto as Appendix B, as it may be amended from time to time, which from time to time are authorized and/or issued by the Fund.

11.              "Transfer Agent" shall mean Dreyfus Transfer, Inc., as transfer agent, registrar and dividend disbursing agent under the terms and conditions of this Agreement, its permitted agent(s), sub-contractor(s), successor(s) or assign(s).

12.              Unless otherwise specified, "written" or "in writing" refers to an original, manually-signed document.

ARTICLE II

APPOINTMENT OF TRANSFER AGENT

1.                  The Fund hereby constitutes and appoints the Transfer Agent as transfer agent of all the Shares of the Fund and as dividend disbursing agent during the period of this Agreement.

2.                  The Transfer Agent hereby accepts appointment as transfer agent and dividend disbursing agent and agrees to perform the duties thereof as hereinafter set forth, including those set forth on Appendices C(1) and C(2) for the fees set forth therein.

3.                  In connection with such appointment, the Fund shall deliver the following documents to the Transfer Agent:

(a)                A certified copy of the Fund's Agreement and Declaration of Trust or Articles of Incorporation and all amendments thereto;

(b)               A certified copy of the By-Laws of the Fund;

(c)                A certified copy of a resolution of the Fund's Board appointing the Transfer Agent and authorizing the execution of this Agreement;

(d)               A Certificate signed by the Secretary of the Fund specifying with respect to each class of Shares:  the number of authorized Shares, and the number of such authorized Shares issued and currently outstanding, the names and specimen signatures of the Officers of the Fund, and the name and address of the legal counsel for the Fund;

(e)                Specimen Share certificates, if any, for each class of Shares in the form approved by the Fund's Board, together with a certificate signed by the Secretary of the Fund as to such approval;

(f)                Copies of the Fund's Registration Statement and the most recently filed Post-Effective Amendment thereto, filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended;

(g)               Opinion of counsel for the Fund with respect to the validity of the authorized and outstanding Shares, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor); and

(h)               Such other documents as may reasonably be requested by the Transfer Agent in order for it to properly perform its duties under this Agreement.

4.                  The Fund shall furnish the Transfer Agent with a sufficient supply of blank Share certificates and will replenish such supply within 30 days after receiving a request therefor from the Transfer Agent.  Alternatively, at the Transfer Agent’s option, the Transfer Agent may use generic certificate stock.  Blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Fund authorized by law or by the By-Laws to sign Share certificates, and, if required, shall bear the corporate seal or facsimile thereof.

ARTICLE III

AUTHORIZATION AND ISSUANCE OF SHARES

1.                  The Fund shall deliver to the Transfer Agent the following documents on or before the effective date of any increase or decrease in the total number of Shares authorized to be issued:

(a)                A certified copy of a resolution of the Fund's Board authorizing such increase or decrease;

(b)               If requested by the Transfer Agent, in the case of an increase, an opinion of counsel for the Fund with respect to the validity of the increased number of Shares and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor); and

(c)                In the case of an increase, if the appointment of the Transfer Agent was theretofore expressly limited, a certified copy of a resolution of the Fund's Board increasing the authority of the Transfer Agent.

2.                  Prior to the issuance of any additional Shares of the Fund pursuant to stock dividends or stock splits, etc., and prior to any reduction in the number of Shares outstanding, the Fund shall deliver the following documents to the Transfer Agent:

(a)                A Board certified copy of the resolution(s) adopted by the Fund and/or the shareholders of the Fund authorizing such issuance of additional Shares of the Fund or such reduction, as the case may be; and

(b)               If requested by the Transfer Agent, an opinion of counsel for the Fund with respect to the validity of the additional Shares of the Fund and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective, or, if exempt, the specific grounds therefor).

ARTICLE IV

RECAPITALIZATION OR CAPITAL ADJUSTMENT

1.                  In the case of any negative stock split, recapitalization or other capital adjustment requiring a change in the form of Share certificates, the Transfer Agent will issue Share certificates in the new form in exchange for, or upon transfer of, outstanding Share certificates in the old form, upon receiving:

(a)                A Certificate authorizing the issuance of Share certificates in the new form;

(b)               A certified copy of any amendment to the Agreement and Declaration of Trust or Articles of Incorporation with respect to the change;

(c)                Specimen Share certificates for each class of Shares in the new form approved by the Fund's Board, with a Certificate signed by the Secretary of the Fund as to such approval; and

(d)               If requested by the Transfer Agent, an opinion of counsel for the Fund with respect to the validity of the Shares in the new form and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that the Shares have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor).

2.                  The Fund shall furnish the Transfer Agent with a sufficient supply of blank Share certificates in the new form, and will replenish such supply within 30 days after receiving a request therefor from the Transfer Agent.  Alternatively, at the Transfer Agent’s option, the Transfer Agent may use generic certificate stock.  Blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Fund authorized by law or by the by-laws to sign Share certificates and, if required, shall bear the Fund's seal or facsimile thereof.

ARTICLE V

ISSUANCE, REDEMPTION, AND TRANSFER OF SHARES

1.                  (a)        The Transfer Agent shall accept with respect to the Fund's Shares on each Fund Business Day, at such times as are specified in the Prospectus and at such other times as are agreed upon from time to time by the Transfer Agent and the Fund, each (i) purchase order received from a purchaser, or shareholder, whether or not an Approved Institution, and (ii) redemption request either received from a shareholder or an Approved Institution, or contained in a Certificate, provided that such purchase order or redemption request, as the case may be, is in conformity with the Fund's purchase and redemption procedures described in the Prospectus.

(b)               The Transfer Agent also shall accept with respect to the Fund's Shares on each Fund Business Day, at such times as are specified in the Prospectus and at such other times as are agreed upon from time to time by the Transfer Agent and the Fund, a computer tape containing the information set forth in Section 1(a) which is furnished by or on behalf of any Approved Institution.

2.                  On each Fund Business Day, the Transfer Agent shall, as of the time at which the Fund computes its net asset value, record the issuance to, and redemption from, the accounts specified in a purchase order, redemption request, or computer tape which, in accordance with the Prospectus, is effective on such Fund Business Day, the appropriate number of full and fractional Shares based on the net asset value per Share of such class specified in an advice or computer tape received on such Fund Business Day from the Fund.  Notwithstanding the foregoing, if a redemption specified in a computer tape is for a dollar value of Shares in excess of the dollar value of uncertificated Shares in the specified account, the Transfer Agent shall not record such redemption in whole or part, and shall immediately orally advise the Approved Institution which supplied such tape of such discrepancy, with an advice in writing faxed to the Approved Institution on that same day and mailed to the Approved Institution on the following day.

3.                  The Transfer Agent shall, as of each Fund Business Day specified in a Certificate or resolution described in paragraph 1 of succeeding Article VI, record the issuance of Shares of a class, based on the net asset value per Share of such class specified in an advice or computer tape received from the Fund on such Fund Business Day, in connection with a reinvestment of a dividend or distribution on Shares of such class.

4.                  On each Fund Business Day, the Transfer Agent shall supply the Fund as early as is reasonably practicable with a statement specifying with respect to the immediately preceding Fund Business Day:  the total number of Shares of each class (including fractional Shares) issued and outstanding at the opening of business on such day; the total number of Shares of each class recorded by the Transfer Agent as having been issued on such day pursuant to preceding paragraph 2 of this Article; the total number of Shares of each class recorded by the Transfer Agent as having been redeemed on such day; the total number of Shares of each class, if any, recorded by the Transfer Agent as having been issued on such day pursuant to preceding paragraph 3 of this Article, and the total number of Shares of each class issued and outstanding as of the close of such business day.  As soon as is reasonably practicable after such statement is received by the Fund, the Fund shall confirm the number of Shares of each class issued and outstanding contained therein, and may make any necessary corrections, by delivering to the Transfer Agent a Certificate with respect to the same.

5.                  In connection with each purchase and each redemption of Shares, the Transfer Agent shall send such statements as are described in either of the Prospectus or this Agreement.  In the event of conflicting language with respect to such statements, the Prospectus will control.  If the Prospectus indicates that certificates for Shares are available, and if specifically requested in writing by any shareholder, or if otherwise required hereunder, the Transfer Agent will countersign, record the issuance of and mail, by not less than first class insured mail, to such shareholder at the address set forth in the records of the Transfer Agent, a Share certificate for any full Shares requested.  In addition, the Transfer Agent shall record the issuance of and mail Share Certificates for full Shares requested otherwise than in writing provided such request is in accordance with the Prospectus.

6.                  As of each Fund Business Day, the Transfer Agent shall furnish, at the Fund's direction, an advice in writing or, if requested by the Fund, a computer tape, setting forth the number and dollar amount of Shares to be redeemed or purchased on such Fund Business Day in accordance with paragraph 2 of this Article.

7.                  The Transfer Agent shall direct the Custodian to transfer moneys to the dividend disbursing/redemption payment account in connection with a redemption of Shares, and then shall cancel the redeemed Shares and after making appropriate deduction for any withholding of taxes required of it by applicable law (a) in the case of a redemption of Shares pursuant to a redemption described in preceding paragraph 1(a) of this Article, make payment in accordance with the Fund's redemption and payment procedures described in the Prospectus and the shareholder's instructions with respect thereto (so long as such instructions do not conflict with the Prospectus), and (b) in the case of a redemption of Shares pursuant to a computer tape described in preceding paragraph 1(b) of this Article, make payment by directing a federal funds wire order to the account previously designated by the Approved Institution specified in said computer tape.

8.                  The Transfer Agent shall not be required to record the issuance of Shares after it has received from an Officer of the Fund or from an appropriate federal or state authority written notification that the sale of such Shares has been suspended or discontinued, nor shall it be required to record the redemption of any Shares after it has received written notification to such effect from an Officer of the Fund or from an appropriate federal authority.  The Fund will supply to the Transfer Agent a Certificate listing the states in which the Fund's shares are qualified for sale, as amended from time to time, and the Transfer Agent will record the issuance of Shares only with respect to persons or entities having addresses in such States.

9.                  The Transfer Agent shall accept a computer tape which is furnished by or on behalf of any Approved Institution and is represented to be instructions with respect to the transfer of Shares from one account of such Approved Institution to another account of such Approved Institution, and shall effect the transfers specified in said computer tape.

10.              Except as otherwise provided in paragraph 11 of this Article, Shares will be transferred or redeemed upon presentation to the Transfer Agent of Share certificates or instructions properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent reasonably deems necessary to evidence the authority of the person making such transfer or redemption, and bearing satisfactory evidence of the payment of stock transfer taxes, if any.  The Transfer Agent reserves the right to refuse to transfer or record the redemption of Shares until it is reasonably satisfied that the endorsement on the Share certificate or instructions is valid and genuine, and for that purpose it will require, unless otherwise instructed by an authorized Officer of the Fund, a guarantee of signature pursuant to standards and a program adopted in accordance with Rule 17Ad-15 under the Securities Exchange Act of 1934.  The Transfer Agent also reserves the right to refuse to transfer or record the redemption of Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or record redemptions which the Transfer Agent, in its reasonable judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer or redemption.  The Transfer Agent may, in effecting transfers or recording redemptions of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities.

11.              Notwithstanding any provision contained in this Agreement to the contrary, the Transfer Agent shall not be required or expected to obtain, as a condition to any transfer of any Shares pursuant to paragraph 9 of this Article, any documents, including, without limitation, any documents of the kind described in paragraph 10 of this Article, to evidence the authority of the person requesting the transfer or redemption and/or the payment of any stock transfer taxes.

ARTICLE VI

DIVIDENDS AND DISTRIBUTIONS

1.                  The Fund shall advise the Transfer Agent as to the following: (i) with respect to each class of Shares, the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, thereof, the record date as of which shareholders entitled to payment, or accrual, as the case may be, shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to the Transfer Agent on such payment date, or (ii) whether the Fund has authorized the declaration of dividends and distributions on a daily or other periodic basis.

2.                  Upon the payment date specified in paragraph 1 above, the Transfer Agent shall, in the case of a cash dividend or distribution, cause the Custodian to transfer to the dividend disbursing/redemption payment account an amount of cash, if any, sufficient for the Transfer Agent to make the payment, if any, to such Shareholders of record as of such payment date who have not elected to reinvest such dividend or distribution in shares of the Fund.  The Transfer Agent will, upon the transfer of any such cash, make payment of such cash dividends or distributions to such Shareholders of record as of the record date by:  (i) mailing a check, payable to the registered shareholder or other properly authorized payee, to the address of record or dividend mailing address, or (ii) wiring such amounts, or transferring such amounts through the Automated Clearing House, to the accounts previously designated by an Approved Institution, as the case may be.  If the Custodian shall not transfer sufficient cash to enable the Transfer Agent to make payments of any cash dividend or distribution on the payable date to all shareholders of record of the Fund as of the record date, the Transfer Agent shall immediately so notify the Fund, and only after such notification may withhold payment to all shareholders of record as of the record date until sufficient cash is provided.

3.                  It is understood that the Transfer Agent shall file timely such appropriate information returns concerning the payment of dividends and other distributions with the proper federal, state and local authorities as are required by law to be filed by the Fund and shall be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders to the extent required of it by applicable law or as agreed between the Transfer Agent and the Fund.

ARTICLE VII

CONCERNING THE FUND

1.                  The Fund shall deliver to the Transfer Agent written notice of any change in the Officers authorized to sign Share certificates, Certificates, notifications or requests, together with a specimen signature of each new Officer.  In the event any Officer who shall have signed manually or whose facsimile signature shall have been affixed to blank Share certificates shall die, resign or be removed prior to issuance of such Share certificates, the Transfer Agent may issue such Share certificates of the Fund notwithstanding such death, resignation or removal, and the Fund shall deliver to the Transfer Agent such approval, adoption or ratification as may be required by law.

2.                  Each copy of the charter documents of the Fund and copies of all amendments thereto shall be certified by the Secretary of State (or other appropriate official) of the state of organization.  Each copy of the By-Laws and copies of all amendments thereto, and copies of resolutions of the Fund's Board, shall be certified by the Secretary or Assistant Secretary of the Fund under its corporate seal.

ARTICLE VIII

CONCERNING THE TRANSFER AGENT

1.                  The Transfer Agent shall keep such records as are specified in Appendix C(1) hereto in the form and manner, and for such period, as are required by the rules and regulations of appropriate government authorities, in particular Rules 31a-2 and 31a-3 under the Investment Company Act of 1940, as amended from time to time.  The records specified in Appendix C(1) hereto maintained by the Transfer Agent pursuant to this paragraph 1 shall be considered to be the property of the Fund and the Transfer Agent shall make such records available promptly upon request for inspection by representatives of the Fund's auditors and legal counsel, employees of the Fund, officers of the Fund and employees of Dreyfus or any of its affiliates designated by the Fund, and such records shall be delivered to the Fund (or a designated successor transfer agent) upon request and in any event upon the date of termination of this Agreement, in all forms and manner kept by the Transfer Agent on such date of termination or such earlier date as may be requested by the Fund.  By way of illustration only, and in no way limiting the generality of the foregoing provisions, if the Transfer Agent or its agent captures signatures from Fund applications for the purpose of verifying signatures on redemption checks, the captured signatures (representations of the shareholder's signature which are relied upon to verify signatures) are considered to be the property of the Fund in all forms maintained.  In addition, account history data or other account information maintained on microfiche, microfilm, hard copy or other format, are all considered to be property of the Fund.  The Fund will pay the Transfer Agent's reasonable out-of-pocket expenses for handling and delivering records to the Fund (or a designated successor transfer agent) pursuant to this paragraph, but will not be charged any amount for the compilation of such records.

Inspections of records hereunder shall take place only during business hours, and upon not less than one business day's prior notice to the Transfer Agent.

2.                  The Transfer Agent may, upon written approval of the Fund, employ agents, sub-contractors or attorneys-in-fact.  The Transfer Agent shall have with respect to the actions or omissions to act of each such agent, sub-contractor or attorney-in-fact the same rights, duties, and responsibilities as the Transfer Agent would have had if any such actions or omissions to act were the action or omission to act of the Transfer Agent or any officer or employee of the Transfer Agent.  By executing this Agreement, the Fund gives its approval to the utilization of DST Systems, Inc. (“DST” or the “Sub-Transfer Agent”), and its permitted successors and assigns, as sub-contractor for the performance of any or all of the services required to be performed by the Transfer Agent hereunder.

3.                  Share certificates, the value of which does not exceed the limits of the Transfer Agent's Blanket Bond, shall be sent by the Transfer Agent by certified mail.  Share certificates, the value of which exceeds the limits of the Transfer Agent's Blanket Bond, will be sent by the Transfer Agent by registered mail with adequate insurance.

4.                  The Transfer Agent may issue new Share certificates in place of Share certificates represented to have been lost, stolen or destroyed upon receiving indemnity provided by the alleged owner of the Share certificates reasonably deemed satisfactory by the Transfer Agent.  The Transfer Agent may issue new Share certificates in exchange for, and upon surrender of, mutilated Share certificates.

5.                  The Transfer Agent will issue and mail subscription warrants for the Shares; Shares representing dividends, exchanges or splits, or act as conversion agent upon receiving written instructions from an Officer and such other documents as the Transfer Agent reasonably may deem necessary.

6.                  The Transfer Agent will supply shareholder lists to the Fund from time to time, at no cost to the Fund, upon receiving a request therefor from an Officer of the Fund.

7.                  At the request of an Officer, the Transfer Agent will address and mail such appropriate notices to shareholders as the Fund may direct.

8.                  Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for:

(a)                The legality of the issue or sale of any Shares to, the sufficiency of the amount to be received therefor from, or the authority of, any Approved Institution or the Fund, as the case may be, to request such sale or issuance;

(b)               The legality of a transfer or redemption of Shares requested by, the propriety of the amount to be paid therefor by, or the authority of any Approved Institution or the Fund, as the case may be, to request, such transfer or redemption;

(c)                The legality of the declaration of any dividend by the Fund, or the legality of the issuance of any Shares in payment of any stock dividend; or

(d)               The legality of any recapitalization or readjustment of the Shares.

9.                  The Transfer Agent shall be entitled to receive and the Fund hereby agrees to pay to the Transfer Agent for its performance hereunder, including its performance of the duties and functions set forth in the Appendices hereto, the amounts set forth therein, as amended from time to time.

10.              The Transfer Agent will at all times during the term of this Agreement maintain the following insurance policies, issued by a qualified insurance carrier with a Best's rating of “A” or better, in at least the following minimum amounts:  (i) an Investment Company Asset Protection Bond providing coverage for, among other things, employee dishonesty, loss of money/securities, and forgery, in the amount necessary to satisfy the requirements of Rule 17g-

1(d) under the Investment Company Act of 1940, as amended from time to time, and (ii) a professional liability policy providing errors and omissions coverage in the amount of $5 million.  Such bond and policy may be in the form of joint bonds and policies insuring the Dreyfus-affiliated funds, Dreyfus and its affiliates, and in the case of (i) above, the Transfer Agent may rely on such bonds maintained by the Dreyfus-affiliated funds.  All policies must be issued by a qualified insurance carrier with a Best’s rating of “A” or better, unless a carrier with a lower rating is specifically approved by the Fund.

                        11.       The Transfer Agent will not give any other organization or mutual fund, whether or not affiliated with the Transfer Agent, any preference in supplying any material service to be provided hereunder.

ARTICLE IX

TERMINATION

This Agreement shall continue until terminated as provided hereafter.  Each of the rights of termination provided in this Article is separable and independent, and a party's ability or inability to terminate this Agreement under one of such provisions shall not, by itself, preclude such party from exercising any other of such provisions.

1.                  The Fund may terminate this Agreement in accordance with the provisions of Appendix D hereto.

2.                  The Fund may terminate this Agreement immediately if the Transfer Agent shall fail to perform the transfer agency services provided for hereunder in any material respect, and such failure shall continue to be unremedied for a period of forty-five (45) days after receipt of written notice from the Fund specifying the failure and demanding that the same be remedied, except for such failures which by their nature require a longer period to effect a cure.  With respect to those failures, the Transfer Agent must commence cure immediately and continue to work diligently until such cure is effected.  The Transfer Agent will in all cases notify the Fund promptly once a cure is effected.  The Transfer Agent's right to cure a failure to provide transfer agency services pursuant to this paragraph will not be available, and the Fund will therefore have the right to immediately terminate this Agreement, with respect to a second failure to provide the same or substantially similar services within any six month period after notice of the cure of the initial failure.

3.                  The Fund may terminate this Agreement immediately, and at any point during a period of two years thereafter, if:  (a) the Transfer Agent is adjudicated insolvent or bankrupt or ceases to do business, is unable or admits in writing its inability to pay all debts as they mature or make a general assignment for the benefit of, or enters into a composition or arrangement with, creditors; (b) all or a substantial part of the property of the Transfer Agent is sequestered by court order and such order remains in effect for more than thirty (30) days; (c) the Transfer Agent authorizes, applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets or has such proceedings seeking such appointment commenced against it which are not terminated within thirty (30) days of such commencement; or (d) the Transfer Agent files a voluntary petition under the reorganization or arrangement provisions of the laws of the United States pertaining to bankruptcy or any similar law of any jurisdiction, or has proceedings under any law instituted against it, which are not terminated within thirty (30) days of such commencement.

4.                  The Transfer Agent may, at any time, give the Fund written notice of the proposed acquisition of the Transfer Agent (or substantially all of its assets) or of any entity (or substantially all of its assets), which controls, directly or indirectly, the Transfer Agent, by an unaffiliated third party which, directly or indirectly, neither controls, is controlled by or is under common control with, the Transfer Agent.  The Fund may, in its sole discretion, and at any time within the sixty (60) days following receipt of such notice from the Transfer Agent, give to the Transfer Agent the Fund's written consent to such acquisition.  In the event of any such acquisition of the Transfer Agent of which the Fund was not given notice, or to which the Fund did not consent in writing, the Fund may at any time thereafter terminate this Agreement upon one day's notice.  No consent of the Fund will be required for the acquisition of the Transfer Agent, or substantially all of its assets, by any entity which now or in the future controls, is controlled by or is under common control with the Transfer Agent.

5.                  The Fund may terminate this Agreement, upon twelve months prior written notice to the Transfer Agent (unless the date of this Agreement is less than twelve months prior to the effective termination date of which the Transfer Agent has been given notice by the other Dreyfus-affiliated funds pursuant to their respective transfer agency agreements).

6.                  The Transfer Agent may terminate this Agreement by giving the Fund notice in writing specifying the date of such termination, which shall be not less than twenty-four months after the date of receipt of such notice.  If the Transfer Agent gives such notice, the Fund will have the option to extend such proposed termination date by an additional six months.  The Fund may exercise this option by giving notice thereof to the Transfer Agent in writing no less than three months prior to the Transfer Agent's originally proposed termination date.

7.                  In the event notice of termination is given by the Fund, it shall be accompanied by a copy of a resolution of the Fund's Board, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and specifying the date of termination.  The Fund shall designate a successor transfer agent or transfer agents prior to the date of termination specified in such notice.  In the event notice of termination is given by the Transfer Agent, the Fund shall, on or before the termination date, deliver to the Transfer Agent a copy of a resolution of its Board certified by the Secretary or any Assistant Secretary designating a successor transfer agent or transfer agents.  In the absence of such designation by the Fund, the Transfer Agent may designate a successor transfer agent.  If the Fund fails to designate a successor transfer agent and if the Transfer Agent is unable to find a successor transfer agent, the Fund shall, upon the date specified in the notice of termination of this Agreement and delivery of the records required to be maintained hereunder, be deemed to be its own transfer agent and the Transfer Agent shall thereby be relieved of all further duties and responsibilities pursuant to this Agreement.

8.                  Anything in this Agreement to the contrary notwithstanding, any liability of the Transfer Agent to the Fund arising out of and during the term of this Agreement, or the period of confidentiality provided for in paragraph 7 of Article XIII, shall survive the termination of this Agreement for a period of six years and, with respect to the provisions of paragraph 7 of Article XIII, shall survive the period of such confidentiality for a period of six years, regardless of whether such respective liability is discovered prior to such termination or prior to the end of such period.

ARTICLE X

CASH MANAGEMENT SERVICES

Except as provided herein or otherwise agreed to in writing between the parties, the cash management services shall be provided by one or more third-party cash managers (the "Cash Manager").  During the term of this Agreement, the Transfer Agent will interface with the Cash Manager in all respects as are reasonably necessary for the provision of such cash management services to the Fund.

ARTICLE XI

FEES

The fees to be paid to the Transfer Agent by the Fund pursuant to this Agreement shall only be earned by the Transfer Agent, and the Fund will be liable for the payment thereof, beginning on the later of the date of this Agreement or the date the Transfer Agent first provides the transfer agency functions contemplated hereby.

The Transfer Agent's fees hereunder (except (i) those fees provided for under "Benefit Plans" in Appendix C(1) hereof, which are not subject to any change, except as may be mutually agreed, or (ii) those fees provided for under “Anti-Money Laundering Fees” in Appendix C(1) hereof, which are subject to change from time to time in the event that changes in applicable law materially increase or decrease the cost of performing such duties) will, on January 1, 2007, be subject to an increase equal to seventy-five percent (75%) of the percentage increase in the Bureau of Labor Statistics "Consumer Price Index for all Urban Consumers:  U.S. City Average by Expenditure Category and Commodity and Service Group Special Indexes- Services (less rent)" (the "CPI") for 2005 over 2004, and, beginning July 1, 2007, be subject to an annual percentage increase or decrease based upon the numerically smaller of:  (a) seventy-five percent (75%) of the percentage change, for the immediately preceding year, in the CPI or any successor index, or (b) seven percent (7%).  Any such increase or decrease will, however, be subject to the following:  (i) a decrease in fees shall only occur when the CPI has decreased for two consecutive years and will then be based upon the decrease for the second year, e.g., if 75% of the CPI's decrease equals 4% in year four and 8% in year five, the fees to be paid by the Fund hereunder would not otherwise change in year five, and would decrease by 7% in year six, and (ii) all fees to be paid to the Transfer Agent by the Fund hereunder, whether for services currently enumerated or added in the future, will at all times be at a rate no greater than the fees charged to any other mutual fund by the Transfer Agent for substantially equivalent services, after adjusting for any float benefits to put such fees on a comparable basis for the purposes of this calculation.  Upon request, the Transfer Agent will deliver to the Fund, on an annual basis within thirty (30) days after the end of each year, a statement signed by the president or chief financial officer of the Transfer Agent, confirming the Fund's "most favored customer" status.  The Fund shall have the right, at its option, to request the Transfer Agent's independent auditors to independently confirm such status of the Fund.  In connection therewith, the Transfer Agent shall give its independent auditors full and unimpeded access to the information and documents deemed by such auditors to be necessary for the accomplishment of such audit.  The Transfer Agent and the Fund will each pay one-half of the cost of such audit.

ARTICLE XII

LIABILITY AND INDEMNITY

1.                  The Transfer Agent shall be liable hereunder for any loss, cost, expense or damage, including reasonable counsel fees, which result from the acts or omissions to act of the Transfer Agent, its agents or attorneys-in-fact, in breach of this Agreement or when such acts or omissions to act constitute negligence, bad faith or willful misconduct.

2.                  So long as the Transfer Agent has acted or omitted to act in good faith, without negligence or willful misconduct, the Fund shall indemnify and exonerate, save and hold harmless the Transfer Agent from and against any and all claims (whether with or without basis in fact or law), demands, expenses (including reasonable attorney's fees) and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person by reason of or as a result of any action taken or omitted to be taken by the Transfer Agent in connection with its duties under this Agreement and in reliance upon or pursuant to:  (i) any provision of this Agreement; (ii) the Prospectus; (iii) any instruction or order including, without limitation, any computer tape received by the Transfer Agent from an Approved Institution; (iv) any instrument, order or Share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized Officer of the Fund; (v) any Certificate or other instructions of an Officer, or resolution of the Fund's Board; or (vi) any opinion of legal counsel for the Fund.  The Transfer Agent will notify the Fund prior to incurring any expense (including attorney's fees) in connection with any claim, demand or liability for which it may seek indemnification from the Fund hereunder.  The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, and in such case, such defense will be conducted by counsel of good standing chosen by the Fund and approved by the Transfer Agent, such approval not to be unreasonably withheld.  The Fund will not settle any such action without the prior written consent of the Transfer Agent, if such settlement would require the Transfer Agent to perform any action or incur any liability not otherwise required by this Agreement.  The Transfer Agent will not, without the Fund's prior written consent, settle any claim, demand or liability for which the Fund will be asked for indemnification hereunder.  The Fund's indemnity of the Transfer Agent hereunder will survive termination of this Agreement for a period of six years and, with respect to the provisions of paragraph 7 of Article XIII, for a period of six years after the end of the period of confidentiality provided thereunder.

3.                  Specifically, but not by way of limitation, the Fund shall indemnify and exonerate, save and hold harmless the Transfer Agent from and against any and all claims (whether with or without basis in fact or law), demands, expenses (including reasonable attorney's fees) and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person in connection with the genuineness of a Share certificate or the form and amount of authorized Shares, provided the Transfer Agent has acted in good faith and without negligence or willful misconduct.

4.                  At any time the Transfer Agent may apply to an Officer of the Fund for written instructions with respect to any matter arising in connection with the Transfer Agent's duties and obligations under this Agreement, and the Transfer Agent shall not be liable for any action taken or omitted by it in good faith in accordance with such written instructions.

ARTICLE XIII

MISCELLANEOUS

1.                  The Fund, representatives of the Fund's auditors and legal counsel, and employees, and officers of the Fund or other persons designated by the Fund shall have the right from time to time to perform on-site audits at the facility of the Transfer Agent which do not result in an unreasonable disruption of the business of the Transfer Agent, such audits to include, but not be limited to, monitoring phone conversations (to the extent permitted by law) and reviewing correspondence and operating procedures as they relate to the provision of services under this Agreement.  On-site audits are intended to permit the Fund, among other things, to assure itself that the Transfer Agent's system of internal accounting controls is adequate and shall be conducted in accordance with an audit program, the scope and frequency of which shall be agreed upon from time to time in good faith by the parties.  Visits to the Transfer Agent's facility may take place only during business hours and upon request given to the Transfer Agent not less than one business day prior to the proposed date of audit, unless such notice is inconsistent with the objectives of the audit program.  The Fund and such persons also may obtain a reasonable number of copies of records and accounts directly related to the services to be supplied hereunder by the Transfer Agent.  The Fund may perform an on-site inspection of the Sub-Transfer Agent’s operations once each year, in conjunction with the other Dreyfus-affiliated funds, at reasonable times during business hours upon five (5) business days’ prior written notice to the Sub-Transfer Agent.

Upon request, the Transfer Agent shall provide the Fund with a report prepared  in accordance with Statement on Auditing Standards No. 70, as amended from time to time, issued by the American Institute of Certified Public Accountants, on the Transfer Agent's system of internal controls with respect to its shareowner accounting system.  The report shall be prepared by the Transfer Agent's or Sub-Transfer Agent’s auditing firm annually within ninety (90) days of the close of the period covered by the report.

2.
SRI: NEED TO COER UNIONDALE OPERATION

During the term of this Agreement the Transfer Agent shall provide back-up facilities to the data center or centers used by the Transfer Agent to provide transfer agency services to the Fund (collectively, the "Back-Up Facility") capable of supplying the transfer agency services specified herein to the Fund in case of damage to the primary facility providing those services.  The Back-up Facility will have no other function that could not be suspended immediately for an indefinite period of time if necessary to allow, or continue to be supported while allowing, the facility to function as a back-up facility and support all functionality scheduled to be supported in the Transfer Agent’s data center business continuity plan.  Transfer to the Back-Up Facility shall commence immediately after the primary facility fails to provide the transfer agency services described herein for 24 consecutive hours and shall be conducted in accordance with the data center business continuity plan.  Transfer shall be completed within an additional 24 hours after failure to the primary facility.  If the Transfer Agent determines, prior to the expiration of the initial 24 hour period, that the primary facility will be unable to resume providing such transfer agency services prior to the end of such period, transfer to the Back-Up Facility shall commence at the time of such determination.  Within forty eight hours after failure of the primary facility, the Transfer Agent will perform its services from the Backup Facility to 100% of all financial transactions and advice and, within two weeks, to at least 80% of each of the other service level objectives defined in Appendix D to the extent they are scheduled to be recovered in the data center business continuity plan.  The Fund shall bear no costs related to such transfer.  Once the primary facility has recovered, it shall again provide the transfer agency services to the Fund with no loss of time and at no additional cost to the Fund.  The Transfer Agent shall use reasonable efforts to provide the services described in this Agreement from the Back-Up Facility at service levels described in Appendix D.

Notwithstanding the foregoing, the parties agree that for a period of six months from the date of transfer to the Back-Up Facility or such shorter period ending on the date the primary facility is once again able to provide service, if the primary facility is so able prior to the expiration of such six-month period (the "Back-Up Period"), the "Fee Credits" (and only the "Fee Credits") described in said Appendix D shall be suspended for those services provided from the Back-Up Facility during that period; provided, however, that the Fee Credit provisions of said Appendix D shall not be so suspended unless the transfer to the Back-Up Facility shall have occurred by reason of Causes (as defined in said Appendix D), other than a Cause described in clause (c) of the penultimate paragraph under the caption "General" in Appendix D (a "Clause (c) Cause").  If providing service from the Back-Up Facility continues for longer than the Back-Up Period referred to above, or at any time when such services are again provided from the primary facility, all terms and conditions of Appendix D shall be reinstated in full force and effect.  The Transfer Agent shall act to have the primary facility restored as promptly as is reasonably practicable.  The Transfer Agent shall not be excused from the performance of its obligations under this Agreement pursuant to the provisions of the penultimate paragraph under the caption "General" in Appendix D unless the primary facility is rendered incapable of providing the transfer agency services as a result of Causes, other than a Clause (c) Cause, and the Back-Up Facility is subject to any Cause, including a Clause (c) Cause, and then shall be excused only to the extent set forth in such paragraph.  The Transfer Agent shall also develop and maintain business continuity plans for its transfer agent operations facility and its telephone operations facility.  The data center, transfer agent operations facility and telephone operations facility business continuity plans, or an executive summary of such plans, shall be provided to the Fund in written form annually upon request and shall be updated as necessary to incorporate changes in regular operating procedures.  Notwithstanding the foregoing, the Transfer Agent shall not eliminate, or extend the time for, the recovery of the appropriate back-up facilities of any material function or service that is, as of the date hereof, scheduled to be recovered in the applicable business continuity plan.  The business continuity plans shall be tested annually to demonstrate the ability to effect a transfer to and provide adequate services from back-up facilities, as specified in Service Level Agreement #13 - 'Annual Disaster Recovery Tests', in Appendix D.

3.                  The Transfer Agent agrees to comply with (including, without limitation, maintaining its software in compliance with) all laws, rules and regulations relevant and material to the performance of its duties hereunder and shall be liable for its failure to do so only to the extent such failure constitutes negligence, lack of good faith or willful misconduct.

4.                  Section reserved.

5.                  The Fund agrees that prior to effecting any change in the Prospectus (other than changes required by applicable law or regulation) which would increase or alter the duties and obligations of the Transfer Agent hereunder, it shall advise the Transfer Agent of such proposed change at least 30 days prior to the intended date of the same, if reasonably practicable, and shall proceed with such change only if it shall have received the consent of the Transfer Agent thereto, and the Transfer Agent shall not unreasonably withhold such consent.  In connection with any such increase or alteration of the duties and obligations of the Transfer Agent hereunder, the Transfer Agent shall receive such additional charges as the parties may mutually agree.

6.                  Unless otherwise specified, any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto shall be sufficiently given when delivered by express mail service such as Federal Express or by registered or certified mail (return receipt requested) or by hand to the following persons at the following addresses:

If to the Fund:

200 Park Avenue
New York, New York 10166
Attention: President

If to the Transfer Agent:

200 Park Avenue
New York, New York 10166
Attention: President

with a copy to:

The Dreyfus Corporation
200 Park Avenue
New York, New York 10166
Attention: General Counsel

or to such other person or address as shall have been specified in writing by the party to whom such notice is to be given.

7.                  The Fund's records, including all those maintained hereunder by the Transfer Agent, whether in magnetic media, hard copy, film form or other format, shall be the

Fund's property for all purposes and the Transfer Agent shall treat confidentially and as proprietary information of the Fund all such records and other information relative to the Fund and its shareholders which is not independently available to the Transfer Agent or in the public domain and, in the case of a shareholder list, in the same format, and shall have no interest therein and shall use such records only in connection with the performance of its duties hereunder and for no other purpose.  The Transfer Agent shall implement measures reasonably designed to protect the security and confidentiality of information in its possession about the Fund’s current or former shareholders or such shareholders’ accounts derived in connection with this Agreement (“Fund Customer Information”); protect against any anticipated threats or hazards to the security or integrity of Fund Customer Information; and protect against unauthorized access to or use of Fund Customer Information that could result in substantial harm or inconvenience to any Fund shareholder.  The Transfer Agent's documentation, system specifications and other information relating to the Transfer Agent's computer software system to provide transfer agency services to mutual funds shall be the Transfer Agent's property for all purposes, and the Fund shall treat confidentially and as proprietary information of the Transfer Agent all such documentation, system specifications and other information which is not independently available to the Fund or in the public domain.  The Fund shall treat confidentially and as proprietary information of any sub-contractor employed by the Transfer Agent pursuant to paragraph 2 of Article VIII of this Agreement all documentation, system specifications and other information which is not independently available to the Fund or in the public domain relating to the sub-contractor's computer software system to provide transfer agency services to mutual funds and the same shall be the property of such sub-contractor.  Both parties agree to take such precautions with respect to all such information and data, including information and data of any sub-contractor employed by the Transfer Agent, that they take to guard the secrecy and confidentiality of their own most confidential information and data.  In particular, each party agrees with respect to such information and data, and any information and data of any sub-contractor employed by the Transfer Agent:

(a)                that all information and data so acquired by it or its employees, agents or contractors under this Agreement, or in contemplation thereof, shall be and shall remain the other party's exclusive property;

(b)               to inform its employees, agents or contractors engaged in handling such information and data of the confidential character of such information and data;

(c)                to limit access to such information and data to authorized employees, agents or contractors of the Transfer Agent and the Fund who have a need to know and use such information and data in connection with this Agreement and the services to be supplied hereunder;

(d)               to keep, and have their employees, agents and contractors keep, any and all such information and data confidential;

(e)                not to copy or publish or disclose such information and data to others or authorize their employees, agents, contractors or anyone else, to copy or publish or disclose such information and data to others without the other party's written approval except if required by a State or Federal court or agency and in such an event prompt written notice of such disclosure requirement shall be provided to the other party if permitted by law; and

(f)                that upon termination of this Agreement:  (i) all records and other confidential information of the Fund in the possession of the Transfer Agent shall be returned to the Fund (or designated successor transfer agent) as provided in paragraph 1 of Article VIII, and (ii) all records and other confidential information of the Transfer Agent in the possession of the Fund shall be destroyed or, upon the written request and at the expense of the Transfer Agent, returned to the Transfer Agent.

The confidentiality provisions noted above will survive termination of this Agreement for a period of 10 years or such longer period as may be required by applicable law.

The parties further agree that this Agreement will be considered confidential during the term of its existence, that access to it will be limited to those employees, agents, contractors or other persons who have a need to know of or utilize the Agreement (including, without being limited to, the Fund's Board and the auditors and/or counsel to the Transfer Agent, the Fund and Dreyfus), and that neither party will otherwise publish or disclose the Agreement to others without the other party's written approval except if required by a State or Federal court or agency, and in such event prompt written notice of such disclosure requirement shall be provided to the other party if permitted by law.

8.                  The Agreement may not be amended or modified in any manner except by a written agreement executed by the parties with the formality of this Agreement.  If any of the provisions of this Agreement conflict with the provisions of Appendices hereto, such Appendices shall control.

9.                  No right or remedy available to any party at law or in equity is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

10.              This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assigned, by operation of law or otherwise, by a party without the written consent of the non-assigning parties.

11.              This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.  Each party hereto submits and consents to the exclusive jurisdiction of the State and Federal courts sitting in the State of New York, New York County, in any action arising out of or connected in any way with this Agreement.  This provision shall have no effect if its implementation would be to deny a party the right to maintain an action in respect of this Agreement.  Each party agrees that the service of process or of any other papers upon any of them by certified mail at their respective address set forth herein shall be deemed good, proper and effective service and hereby expressly waives any defense based on lack of personal jurisdiction for any such purpose.

12.              This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

13.              The provisions of this Agreement are intended to benefit only the Transfer Agent and the Fund, and their respective permitted agents, successors and assigns.

14.              The relationship between the parties hereto shall be that of independent contractors and not partners or co-venturers, and no party shall hold itself out as an agent of the others with the authority to bind the others.

15.              The Fund will not use the Transfer Agent's name, or the name of any sub-contractor employed by the Transfer Agent pursuant to paragraph 2 of Article VIII, in any Prospectus, sales literature or other material relating to the Fund in a manner not approved by the Transfer Agent in writing before such use, provided, however, that the Transfer Agent hereby consents, and undertakes to secure the consent of any sub-contractor employed by the Transfer Agent (without the necessity of the Fund doing any additional acts) to all uses of the name of the Transfer Agent or sub-contractor, respectively, which merely refer in accurate terms to the Transfer Agent's appointments hereunder, or the appointment of any sub-contractor by the Transfer Agent, or which are required by the Securities and Exchange Commission or a state securities commission and, provided further, that in no case will the Transfer Agent unreasonably withhold or delay such approval, and the Transfer Agent undertakes to ensure that any sub-contractor employed by the Transfer Agent will not unreasonably withhold or delay such approval.  The Transfer Agent will not use the Fund's name, nor that of its adviser, sub-adviser, administrator or distributor, without the prior written consent of such respective entity (such approval not to be unreasonably withheld), except as may reasonably be necessary for the performance of the Transfer Agent's duties under this Agreement.

16.              In case any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby insofar as possible and reasonable.

17.              Each of the parties hereto warrants to the other that it is validly organized and in good standing in the state of its organization, that it has the right and authority under its organizing documents to enter into this Agreement and perform the duties or assume the responsibilities required hereunder, and that its entry into this Agreement, performance of the duties or assumption of the responsibilities hereunder is not prohibited by any applicable law, rule or regulation, nor will it violate any other agreement to which such party is now or shall become a party.

18.              All times of day referred to in this Agreement shall be New York time.

19.              Except as otherwise provided hereafter, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitrators, one to be chosen by each party and a third to be chosen by the said two arbitrators before entering upon arbitration.  If one of the parties fails to appoint an arbitrator within 30 days of notice by the other party that it has chosen arbitration, or if the two appointed arbitrators are unable to agree on the choice of a third within 30 days of their appointment, then the American Arbitration Association shall be requested to make such selection.  If the American Arbitration Association fails within ten days of such request to make such selection, then either party, upon notice to the other, may apply to the Supreme Court, New York County for such selection (or any other court having complete power and jurisdiction to entertain the application and make the appointment).  Each arbitrator chosen or appointed pursuant to this paragraph shall be a disinterested person having at least ten years experience in the County of New York in a calling connected with the dispute.  The arbitrators' decision will be final and binding upon both parties, and judgment upon the award rendered by the arbitrators may be entered in any Court having jurisdiction thereof.

Each party recognizes that the property and proprietary information of the other is unique, and that the other party cannot be fully compensated by money damages and would be irreparably harmed by the disclosure of its confidential information and data in violation of the provisions of paragraph 7 of this Article.  The parties therefore agree that each may seek immediate relief at equity for any failure to comply with paragraph 7 of this Article, in addition to any other remedies such party may have in law or in equity.

20.              This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them relating to the subject matter hereof.  Neither party shall be bound by any condition, definition, warranty or representation, other than as set forth or provided in this Agreement or as may be, on or subsequent to the date hereof, set forth in a writing signed by the party to be bound thereby.

21.              This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his/her capacity as an officer of the Fund.  The obligations of this Agreement shall only be binding upon the assets and property of the Fund or Fund series, as applicable, and shall not be binding upon any Board member, officer or shareholder of the Fund individually.

22.              The parties acknowledge that the obligations of the Funds are several and not joint, that the Fund shall not be liable for any amount owing by another Fund and that the Funds have executed one instrument for convenience only.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.

DREYFUS TRANSFER, INC.

WITNESS:

By: ________________________________

_________________________

Each of the Funds Listed on Schedule A Hereto

WITNESS:

By: ________________________________

_________________________

SCHEDULE A

LIST OF FUNDS

June 1, 2007

                        Advantage Funds, Inc.
                                     Dreyfus Emerging Leaders Fund

                     Dreyfus Midcap Value Fund

                     Dreyfus Small Company Value Fund

                     Dreyfus Premier Future Leaders Fund

                     Dreyfus Premier Midcap Value Fund
                                     Dreyfus Premier International Value Fund
                                     Dreyfus Premier Select Midcap Growth Fund

                     Dreyfus Premier Strategic Value Fund
                                     Dreyfus Premier Structured Large Cap Value Fund
                                     Dreyfus Premier Structured Midcap Fund

                     Dreyfus Premier Technology Growth Fund
                                     Dreyfus Premier Total Return Advantage Fund

                     Global Alpha Fund

                        CitizensSelect Funds

                      CitizensSelect Prime Money Market Fund

                      CitizensSelect Treasury Money Market Fund

        Dreyfus A Bonds Plus, Inc.

        Dreyfus Appreciation Fund, Inc.

        Dreyfus BASIC Money Market Fund, Inc.

        Dreyfus BASIC U.S. Government Money Market Fund

        Dreyfus BASIC U.S. Mortgage Securities Fund
                                     Dreyfus Bond Funds, Inc.
                                     Dreyfus Municipal Bond Fund
                                     Dreyfus Premier High Income Fund

        Dreyfus California Intermediate Municipal Bond Fund

        Dreyfus Cash Management

        Dreyfus Cash Management Plus, Inc.

        Dreyfus Connecticut Municipal Money Market Fund, Inc.

                        Dreyfus Fixed Income Securities

                      Dreyfus High Yield Shares

                      Dreyfus Mortgage Shares

        Dreyfus Florida Intermediate Municipal Bond Fund

        Dreyfus Florida Municipal Money Market Fund

        The Dreyfus Fund Incorporated

        Dreyfus Government Cash Management Funds

                     Dreyfus Government Cash Management

                     Dreyfus Government Prime Cash Management

        Dreyfus Growth and Income Fund, Inc.

        Dreyfus Growth Opportunity Fund, Inc.

        Dreyfus Index Funds, Inc.

                     Dreyfus International Stock Index Fund

                     Dreyfus S&P 500 Index Fund

                     Dreyfus Smallcap Stock Index Fund
                        Dreyfus Institutional Money Market Fund

                     Government Securities Series

                     Money Market Series
                        Dreyfus Institutional Cash Advantage Funds

                     Dreyfus Institutional Cash Advantage Fund

                     Dreyfus Institutional Cash Advantage Plus Fund

        Dreyfus Institutional Preferred Money Market Funds

                     Dreyfus Institutional Preferred Money Market Fund

                     Dreyfus Institutional Preferred Plus Money Market Fund

        Dreyfus Insured Municipal Bond Fund, Inc.

        Dreyfus Intermediate Municipal Bond Fund, Inc.

                        Dreyfus International Funds, Inc.

                     Dreyfus Premier Emerging Markets Fund
                        Dreyfus Investment Grade Funds, Inc.
                                     Dreyfus Inflation Adjusted Securities Fund

                     Dreyfus Intermediate Term Income Fund

                     Dreyfus Premier Short Term Income Fund

                     Dreyfus Premier Yield Advantage Fund

                        Dreyfus Investment Portfolios

                     Core Value Portfolio

                     MidCap Stock Portfolio

                      Small Cap Stock Index Portfolio

                     Technology Growth Portfolio

                        The Dreyfus/Laurel Funds, Inc.

                     Dreyfus BASIC S&P 500 Stock Index Fund
                                     Dreyfus Bond Market Index Fund

                     Dreyfus Disciplined Stock Fund

                     Dreyfus Money Market Reserves

                     Dreyfus Municipal Reserves

                     Dreyfus Premier Balanced Fund

                     Dreyfus Premier Core Equity Fund
                                     Dreyfus Premier Large Company Stock Fund
                                     Dreyfus Premier Limited Term Income Fund

                     Dreyfus Premier Midcap Stock Fund
                                     Dreyfus Premier Small Cap Value Fund

                     Dreyfus Premier Strategic Income Fund

                     Dreyfus Premier Tax Managed Growth Fund

                     Dreyfus U.S. Treasury Reserves

                        The Dreyfus/Laurel Funds Trust

                     Dreyfus Premier Core Value Fund
                                     Dreyfus Premier Equity Income Fund

                     Dreyfus Premier International Bond Fund

                     Dreyfus Premier Managed Income Fund

                     Dreyfus Premier Limited Term High Yield Fund

                     Dreyfus Tax Managed Balanced Fund
        The Dreyfus/Laurel Tax-Free Municipal Funds

                     Dreyfus BASIC California Municipal Money Market Fund

                     Dreyfus BASIC Massachusetts Municipal Money Market Fund

                     Dreyfus BASIC New York Municipal Money Market Fund

                        Dreyfus LifeTime Portfolios, Inc.

                     Growth Portfolio

                     Growth & Income Portfolio

                     Income Portfolio

        Dreyfus Liquid Assets, Inc.

        Dreyfus Massachusetts Municipal Money Market Fund

        Dreyfus Midcap Index Fund, Inc.

          Dreyfus Money Market Instruments, Inc.

                     Government Securities Series

                     Money Market Series

        Dreyfus Municipal Cash Management Plus

              Dreyfus Municipal Funds, Inc.
        Dreyfus BASIC Municipal Money Market Fund

                     Dreyfus BASIC New Jersey Municipal Money Market Fund

                     Dreyfus Premier High Yield Municipal Bond Fund

             Dreyfus Premier Select Municipal Bond Fund

        Dreyfus Municipal Money Market Fund, Inc.

        Dreyfus New Jersey Intermediate Municipal Bond Fund

        Dreyfus New Jersey Municipal Money Market Fund, Inc.

          Dreyfus New York Municipal Cash Management

          Dreyfus New York Tax Exempt Bond Fund, Inc.

          Dreyfus New York Tax Exempt Intermediate Bond Fund

      Dreyfus New York Tax Exempt Money Market Fund
Dreyfus Pennsylvania Intermediate Municipal Bond Fund

          Dreyfus Pennsylvania Municipal Money Market Fund

          Dreyfus Premier California Tax Exempt Bond Fund, Inc.
        Dreyfus Premier Equity Funds, Inc.

                       Dreyfus Premier Growth and Income Fund

                        Dreyfus Premier Fixed Income Funds

     Dreyfus Premier Core Bond Fund
     Dreyfus Premier GNMA Fund, Inc.

          Dreyfus Premier International Funds, Inc.

                       Dreyfus Premier Greater China Fund

                       Dreyfus Premier International Growth Fund

Dreyfus Premier Manager Funds I

                       Bear Stearns Prime Money Market Fund

                       Dreyfus Premier Alpha Growth Fund

                       Dreyfus Premier Intrinsic Value Fund

                       Dreyfus Premier S&P STARS Fund

                       Dreyfus Premier S&P STARS Opportunities Fund

                       Dreyfus Premier Small Cap Equity Growth Fund

Dreyfus Premier Manager Funds II
                       Dreyfus Premier Balanced Opportunity Fund

          Dreyfus Premier Municipal Bond Fund

          Dreyfus Premier New Jersey Municipal Bond Fund, Inc.
                        Dreyfus Premier New York Municipal Bond Fund

          Dreyfus Premier Opportunity Funds

                       Dreyfus Premier Enterprise Fund

                       Dreyfus Premier Health Care Fund

                       Dreyfus Premier Natural Resources Fund
                        Dreyfus Premier Short‑Intermediate Municipal Bond Fund
                        Dreyfus Premier State Municipal Bond Fund

                       Connecticut Series

                       Florida Series

                       Maryland Series

                       Massachusetts Series

                       Michigan Series

                       Minnesota Series

                       North Carolina Series

                       Ohio Series

                       Pennsylvania Series

     Virginia Series

  The Dreyfus Premier Third Century Fund, Inc.

          Dreyfus Premier Worldwide Growth Fund, Inc.
        Dreyfus Short‑Intermediate Government Fund

          The Dreyfus Socially Responsible Growth Fund, Inc.

          Dreyfus Stock Index Fund, Inc.

          Dreyfus Tax Exempt Cash Management

          Dreyfus Treasury Cash Management

          Dreyfus Treasury Prime Cash Management

          Dreyfus 100% U.S. Treasury Money Market Fund

          Dreyfus U.S. Treasury Intermediate Term Fund
                        Dreyfus U.S. Treasury Long Term Fund
                        Dreyfus Variable Investment Fund

                       Appreciation Portfolio

                       Developing Leaders Portfolio

                       Growth and Income Portfolio

                       International Equity Portfolio

                       International Value Portfolio

                       Money Market Portfolio

                       Quality Bond Portfolio

          Dreyfus Worldwide Dollar Money Market Fund, Inc.

          General California Municipal Money Market Fund
                        General Government Securities Money Market Funds, Inc.

                       General Government Securities Money Market Fund

                       General Treasury Prime Money Market Fund

          General Money Market Fund, Inc.

          General Municipal Money Market Funds, Inc.

                       General Municipal Money Market Fund

          General New York Municipal Bond Fund, Inc.

          General New York Municipal Money Market Fund

          Mellon Funds Trust

                       Mellon Balanced Fund
                       Mellon Bond Fund

                       Mellon Emerging Markets Fund

                       Mellon Income Stock Fund

                       Mellon Intermediate Bond Fund

                       Mellon International Fund

                       Mellon Large Cap Stock Fund

                       Mellon Massachusetts Intermediate Municipal Bond Fund

                       Mellon Money Market Fund

                       Mellon Mid Cap Stock Fund

                       Mellon National Intermediate Municipal Bond Fund

                       Mellon National Municipal Money Market Fund

                       Mellon National Short-Term Municipal Bond Fund

                       Mellon Pennsylvania Intermediate Municipal Bond Fund

                       Mellon Short-Term U.S. Government Securities Fund

                       Mellon Small Cap Stock Fund

          Strategic Funds, Inc.

                       Dreyfus Premier New Leaders Fund

                       Emerging Markets Opportunity Fund

                       Global Stock Fund

                       International Stock Fund

                       Systematic International Equity Fund

[DREYFUS _____________ FUNDS]

TRANSFER AGENCY AGREEMENT

APPENDIX A

I, ________ _______, Secretary of [DREYFUS ___________ FUNDS] (the "Fund"), do hereby certify that the following individuals,* whose specimen signatures are on file with the Transfer Agent, have been duly authorized by the Board members of the Fund to execute any Certificate, instruction, notice or other instrument in connection herewith, including any amendment to Appendix B hereto, or to give oral instructions on behalf of the Fund:

James Bitetto
J. David Officer
Joni Lacks Charatan
Joseph M. Chioffi
Janette E. Farragher
John B. Hammalian
Paul Molloy
Robert R. Mullery
Jeff Prusnofsky
Gavin C. Reilly
Robert S. Robol
Michael A. Rosenberg
Robert Svagna
James Windels

_________________
* Two (2) signatures required.

______________________
______________________
Secretary

[DREYFUS _____________ FUNDS]

TRANSFER AGENCY AGREEMENT

APPENDIX B

I, __________ __________, Secretary of [DREYFUS __________ FUNDS], a [business trust/corporation] organized and existing under the laws of the [Commonwealth of Massachusetts/State of Maryland] (the "Fund"), do hereby certify that the only classes of shares of the Fund issued and/or authorized by the Fund as of the date of this Transfer Agency Agreement for which the Transfer Agent is appointed as transfer agent and dividend disbursing agent pursuant to this Agreement are shares of beneficial interest/common stock, $.001 par value, as follows:

Dreyfus __________________ Fund

[Class A shares
Class B shares
Class C shares
Class I shares
Class T shares]
____________________________
____________________________
Secretary

__________________________

APPENDIX C(1)

FEES, FEE CREDITS AND SERVICES

FEES

ANNUAL PER ACCOUNT FEE

For the purposes of fees to be paid pursuant to this Agreement, an "open account" shall mean a shareholder account which has a balance at any time during a given month, a "closed account" shall mean an account that has a zero balance throughout any given month, and a "purged account" shall mean a closed account which the Fund has directed the Transfer Agent to remove from the System.  In consideration of the Annual Per Account Fees listed below per open account (charged on a monthly basis), plus payment by the Fund of out-of-pocket expenses in accordance with Appendix G hereto, the Transfer Agent shall provide the services provided for in this Agreement on any Fund Business Day, except as otherwise specifically noted.

Annual Per Account Fees Fund Category
Daily Dividend Accrual	AM/PM Pricing	Dividend Payout	Load	12b-1	Fee as of 1/1/2007
X		Daily	X		$21.17
X		Monthly			$20.81
X	X	Monthly			$21.09
X		Monthly		X	$20.92
X	X	Monthly		X	$21.20
X		Monthly	X		$21.17
X		Monthly	X	X	$21.27
X	X	Monthly	X		$21.45
X	X	Monthly	X	X	$21.57
		Annual			$13.42
		Quarterly			$13.97
		Monthly			$14.91
		Annual		X	$13.55
		Quarterly		X	$14.10
		Monthly		X	$15.01
		Annual	X		$13.76
		Annual	X	X	$13.88
		Quarterly	X	X	$14.41
		Monthly	X	X	$15.31

The annual fee (charged and payable on a quarterly basis) for each "Omnibus Account" shall be $100.00, less the applicable Annual Per Account Fee set forth above.  "Omnibus Accounts" subject to this fee shall include (i) all accounts coded with a social code of "009" or “905”; (ii) group retirement plans coded with a “cum disc” number (for linking purposes); and (iii) such other accounts as the parties may mutually agree.  The Annual Per Account Fee for a closed account will be $1.20; there is no fee for a purged account.

DISASTER RECOVERY FEE

Data Center second site disaster backup fee (per account)                            currently $0.20

This annual charge, paid monthly , is a pro rata portion of the Sub-Transfer Agent’s cost for the service and will increase proportionate to any increase in its costs to provide the service or in the event that the current recovery goal is shortened, subject to the cap on annual increases set forth in Article XI.  The recovery goal is to have the DST system operational 4 hours after DST’s declaration of a disaster, or such other time as is set forth in the applicable business continuity plan.

ANTI-MONEY LAUNDERING FEE

                        In consideration of the performance by the Transfer Agent of the Anti-Money Laundering duties set forth below, the Fund agrees to pay the Transfer Agent as follows:

$0.00 per year for each networked (i.e., NSCC matrix levels 1, 2, 3 or 4) account;

$0.15 per year for each open non-networked account with a U.S. address; and

                        $0.20 per year for each open non-networked account with a non-U.S. address.

HOLIDAY PROCESSING FEE

                        Any Fund(s) which chooses to remain open when the NYSE is closed shall pay:  (1) Nightly cycle fee equal to the average daily per account fees for the previous 12 months (for all funds) divided by the number of business days in those previous 12 months; plus, (2) Boston Financial associate fee equal to $50/hour (with a maximum of 8/hours per associate/day for the number of associates required to support the process (maximum of 50 associates).

MISCELLANEOUS FEES

       Purged History                                                                $2.28/1,000 lines of history per year

       Excess History                                                                 $6.00/1,000 lines of history per year

       Transmission of Statement Data for Remote                                            $0.02 per statement

              Processing (not applicable where DSTO

              does all printing and mailing)

       Transmission of daily confirmation data for remote                                 $0.01 per statement

              processing (not applicable where DSTO

                        does all printing and mailing)

       CBA Elect In Fee                                                                                                $150/account

       Duplicate Statement Fee (excluding current or

       prior year)                                                                                                  $7.00 per statement

       Subsequent Payments Processed by BFDS                                    $0.35 per check processed

       3rd Party Check Review and Special Handling for Subsequent Payments

       Processed by BFDS                                                                                         $0.88 per check

       Copy of Paid Checks                                                                                       $5.00 per check

       Powerselect

Powerselect fees are based on number of tables loaded and size of the files. Any material changes in utilization would be evaluated and priced upon request.

Base TA2000 Tables (Master, Fund Literals, Price, Social Code)

Stand alone systems:               $2,475 per month

Shared systems (views):          $1,500 per month

            Base TRAC2000 Tables

Stand alone systems:               $2,475 per month

Shared systems (views):          $1,500 per month

            Literature Tables (Seven files)

Stand alone systems only:       $1,500 per month

                        Individual tables (Based on storage size)

Please submit a New Table Request Form to request additional tables.

Table DASD Space:

            0 ‑ 100MB                               $180 per month

101MB ‑ 250MB                    $240 per month

            25 1 MB ‑ 500MB                  $300 per month

            50IMB ‑ IGB                          $360 per month

                                    IGB ‑ 2GB                              $485 per month

            2GB ‑ 3GB                             $605 per month

                                    3GB ‑ 4GB                             $725 per month

After 4GB, pricing repeats through schedule above, i.e., any size above 4GB will entail an additional charge for the size of the file above 4GB, such charge to be determined in accordance with the foregoing schedule.  For clarity’s sake and solely by way of example, if the size of a newly requested Table were 10.5GB, the monthly charge would be $725 (for the first 4GB)+ $725 (for the next 4GB)+ $605 for the remaining 2.5GB) for a total monthly charge of $2,055.

            All tables in excess of 1G in size will require a one‑time DASD recovery fee.

Some tables that are new to Powerselect may require additional research and development costs before they can be loaded for clients. One-time development fee estimates for these tables will be provided as needed and will be paid for by the first client requesting them.

Connect Licenses

            One connect license is required for each desktop that accesses the Powerselect databases.             Two desktop licenses are free. Each additional desktop license is $220.

            FANMAIL

            Monthly Access and Support Charge of $500.00

            Branch/Rep                                                                 $0.018/Record

            Dealer                                                                          $0.012/Record

            Price File                                                                     $0.002/Record or $1.75/Recipient,

                                                                                                    per month, whichever is less

Volume Discount Schedule

                                                                                                % Discount on

                                    Total Per Record Fees                 Amount Over Threshold

                                    $ 2,500  -  $  5,000                                      10%

                                    $ 5,001  -  $  7,500                                      15%

                                    $ 7,501  -  $10,000                                      20%

                                    $10,001  -  $30,000                                     25%

                                    $30,000  +                                                   50%

The Monthly Access and Support Charge shall be included in the above numbers for purposes of determining any discount; however, the discount will apply only to the amounts occasioned by the per record charge.

FEE CREDITS

                        The Dreyfus-affiliated funds for which the Transfer Agent acts as transfer agent, as a group, shall be entitled to the following fee credits:

                        Re-Engineering Credits:  $1,050,000/year

                        General Credit:  $86,000/year

                        One-twelfth of the annual credit amount shall be applied to each monthly invoice                          (beginning with the invoice covering October 2005), and shall be allocated to                                 each Fund pro rata based on number of accounts as of the end of the monthly                          billing period.

SERVICES

Subject to the terms and conditions set forth in the Agreement, the Transfer Agent shall perform the following services:

Daily Activity

•          Establish and maintain shareholder data required to perform security holder accounting (e.g. name, address, certificated shares, uncertificated shares, distribution method account options, banking information (if provided), TIN (if provided).

•          Perform certificate tracking, transferring, depositing and canceling.

•          Provide system to support operations and the following fund type processing; CDSC, front-end load, money market, and front-end/back-end (dual) load, daily accrual, periodic record date funds and GAMA.

•          Provide system to support the following features with regard to commission processing; Right of Accumulation (ROA), Letter of Intent (LOI), 12b-1, exchange across load types, 12b-1 override schedules and multiple trailer fee functionality.

•          Provide system to support redemption fee processing and market timing monitoring.

•          Provide system to support and maintain dealer, branch, representative, group information.

•          Calculate and pay backup withholding at Federal level in accordance with applicable law and the instructions of an Authorized Person.

•          Perform withholding on shareholder accounts and reporting to shareholders, government and remittance to government.

•          Prepare filing and mailing of US Treasury Department forms 1099, 1042, 1042S, 5498, 5498-ESA, 1099Q, 1099R, 1099DIV, 1099B and any other tax forms supported by the TA2000 System as needed on behalf of the Funds and as instructed by an Authorized Person and provide system and operational support for year-end suppressions.

•          Provide system to track shareholder account activity.

•          Provide system that supports one-time wires, group wires and onetime ACH, and periodic ACH processing.

•          Provide system for servicing retirement accounts (including reporting, maintenance, and online access).

•          Provide system to support adjustments and gain/loss functions.

•                     Provide systems and operational support to handle Lion Account requests.

•                     Provide systems and operational support for Dealer Branch wire hierarchy and bulking.

•                     Provide systems and operational support to maintain Blue Sky files and generate appropriate reporting.

Functions

•          Reply to investor and dealer inquiries, except those concerning Fund policy. 1

•          Process transfers, exchanges, purchases, and redemptions according to current procedures. 1

•          Process and confirm address changes. 1

•          Maintain required source documents including account applications and correspondence according to current procedures.

•          Respond to research inquiries. 1

•          Perform foreign collection as outlined by current procedures.

•          Purge closed accounts according to agreed upon procedures.

•          Support check writing redemption processing in accordance with the instructions of the CMP.

•          Perform wire order processing.

1 These services are performed by both the Sub-Transfer Agent and the Transfer Agent’s (Uniondale) Telephone Operation.

•          Calculate, confirm, and pay or withhold commission types including (12b-1, front-end, back-end, indirect and distributor).

•          Provide system capabilities to directly input telephone transactions into the TA2000 system.

•          Support all institutional inbound and outbound data transmissions of dividend, account and trade information for institutional processing.

•          Provide due diligence process for W-9 solicitation, W-8 solicitation or other purposes as may be identified and encode shareholder records with properly returned information.

•                     Generate data files for production of IRS regulated forms.

•                     Provide system to support debit and credit ACH activity.

•                     Provide the ability to identify systematic purchase and redemption accounts.

•                     Provide DDA reconciliation and control functions.

•                     Perform the Cost Basis Accounting accumulation and reporting.

•                     Perform escheatment processing on behalf of and as directed by Dreyfus.

•                     Provide system to record signatory names, and information necessary for processing transactions or for verification purposes.

•          Provide system to support production of IRS regulated forms.

•                     Act on Dreyfus initiated faxes received in good order, including new accounts, subsequent transactions, maintenance, etc.

•                     Provide systems and operational support to automatically and manually accept fund price information nightly. Price information to include, but not limited to, NAV yield mil rate, total net assets, etc.

•                     Provide correspondence on rejected transactions

Functions Required by Dreyfus Fund Accounting

Provide systems and operational support to provide and/or execute:

  SuperSheets

-Print file (OPP)

-State Street PAS uploadable file (Cap. Stock upload)

-Detailed capital share transactions

-Dividend payable, accrual, liqs.

-Redemption fees

-Number of accounts

-FA file (includes sub. and red. dollars for Muni Funds and availability)

  Gain-Loss requirements per written procedure

  Monthly Dividend letters

  Daily shares outstanding by security code (share compare)

  Daily dividend payable comparison (DivPay)

  Tax reporting

  Client participation in Business Recovery Exercises

  Customary Transfer Agency reports

  Accept End-of-Day Information via State Street PAS TA Interface functionality & FA Direct

  Agreed upon End-of-Day Information variance exception notification

  Fund Allocable billing

  Respond to research inquiries

  Respond to independent auditor requests

  12b-1 reporting, commission and concession reporting

  NRA dividend processing (for 2004 tax law changes)

Tapes, Transmissions and other Technical

•          Produce and make available for transmission daily files and corresponding reconciliation reports to Dreyfus each business day following the business day of activity.

The information to be transmitted includes:

(a)  new accounts, account maintenances and closed accounts

(b)  current holdings per account

(c)  fund profile information

(d)  financial detail per account

•          Arrange, through a third party, for data communications connections via dedicated lines for the purpose of allowing access by terminals in the Dreyfus network and access by a voice response system(s) or similar data processing devices. The costs of obtaining and maintaining such communication lines to be passed to Dreyfus.

•          Interact with DTCC interfaces by sending and receiving any necessary transmissions and provide the associated processing for the DTCC and Networking Fund/SERV system.

Reports

•          Make available through RPMS, each business day following the business day of activity, for that day and the prior day, daily journals and reports that reflect the activity for each business day; will load reports that are mutually agreed upon into the COOL system.

•                     Make available on a daily basis the data necessary to produce financial confirmations for dealer-coded accounts in accordance with the dealer branch or group mail matrix.

•                       Make available on a monthly and quarterly basis the data necessary to produce monthly and quarterly summary statements for dealer-coded accounts in accordance with the dealer branch or group mail matrix.

•                     Provide systems and operational support to furnish ad hoc reports upon request and add or maintain tables in Powerselect. The incremental costs associated with adding new tables to Powerselect will be provided to Dreyfus prior to any table being implemented for Dreyfus.  Tables removed from Powerselect will result in an incremental decrease in costs.

Dividend Activity

•          Accrue and pay dividends daily, monthly, or other frequencies in accordance with the fund prospectuses.

•          Dividends to be paid in cash, reinvested, or reinvested in other Funds within the Dreyfus Group serviced by Dreyfus.

•          Calculate and pay capital gain distributions on frequencies requested by the Fund.

•          Provide inquiry access to dividend information.

Dealer Services

•          Generate data files for production of daily dealer advices for dealer-coded accounts in accordance with the dealer branch or group mail.

•          Provide flexibility in flagging the number of copies and frequency of statements for dealer-coded accounts in accordance with the dealer branch or group mail.

•          Generate data files for daily and monthly reporting on selected institutional firms.

•          Provide dealer access to shareholder information and the security by dealer.

•          Provide differentiated levels of access by dealer/institution for inquiry and transaction processing.

•                     Provide system and operational support for manual and rush wire requests from Dreyfus and for manually settled dealer transmissions.

•          Provide NSCC support, as follows:

•         Call out to Dealers for all Fundserv and nightly cycle Rejects.

•         Accept and handle inbound calls from dealers.

•         Estimate all rejects.

•         Estimate Firm Exits-No Purchases or No redemptions-before settlement with Letter of Indemnity.

•         Enter estimates received from dealers.

•         Run daily delinquent trade open order reports and resolve.

•         Process Fundserv rejects manually or thru the DST NSCC Desktop.

•         Inform Dreyfus of Large Trades if notified via phone by a dealer.

•         Will handle all Fund Exception Processing (i.e., funds closed to new investors or closed to all purchases except wrap accounts etc.).

•         Process trades that pend due to Certificate Shares.

•         Process Global Rejects.

•         Process Cancel Rebills, as of Trades or Current Day manual Trades with Letter of Indemnity.

•         Settle Paid & Waiting Trades for Fundserv orders placed on networked and non-networked accounts.

•         Process Position File set up Requests and Refresher File Updates.

•         Process Ad Hoc Position file requests from dealers.

•         Coordinate Mass Broker to Broker conversions.

•         Coordinate of account transfers or maintenances for Mass Broker to Broker conversions.

•         Process rejected dividend reports and fix accounts that are causing rejected dividend files.

•         Process Registration Error Report by maintaining accounts. RPMS report #R02362.

•         Monitors networked Accounts without BIN report (RPMS1774) by making call out to dealers and maintain accounts.

•         Process rejected dividend sweeps and auto-exchange will also fix accounts

•         Monitor ACAT rejects.

•         Set dealers up to Test thru Commission/Serv and obtain signoff from Dreyfus before making them live.

•         Process maintenances, transfers or stripping of BINS.

•         Monitor and adjust account and order number inventory levels.

•         Handle 12b-1 and Commission Rejects.

•         Code accounts when funded to CDSC Exempt.

•    Provide Dreyfus with the ability to maintain dealer information and process. incoming institutional relationship information and provide outgoing confirmations 2.

Proxy

•          Provide data files for proxy servicing.

Periodic Activities

•          Provide to Dreyfus’ Print/Mail vendor the data files for production of daily transaction advice to shareholders.

•                     Mail a Prospectus to each shareholder opening a new account, with the transaction advice of the initial purchase, and include an application for shareholders opening new accounts by telephone exchange or fed wire (when name and address are included). With respect to all share classes of all Funds other than the Class F shares of Dreyfus Founders Funds, mail a Prospectus to each shareholder making a subsequent payment after the Prospectus’ effective date, with the transaction advice of such payment. With respect to Dreyfus Founders Fund Class F shares, provide shareholder data to enable annual mailing of Prospectus to all shareholders. Initiation and timing of data extraction is determined by Dreyfus and provided to DST/BFDS, subject to Dreyfus’ providing DST/BFDS with at least five (5) business days prior notice of the intended mail date.

•          Provide to Dreyfus’ Print/Mail vendor the data files for prospectus mailings within daily statement process.

2 The ability to maintain dealer information does not include DST’s Universal Dealer Services functionality and the functionality ancillary thereto, which are available only at an additional charge.

•          Provide to Dreyfus’ Print/Mail vendor data files for production of monthly or quarterly statements to investors.

•          Provide capability for generation of microfilm/fiche data, CD ROM and other electronic means.

•          Provide system to support accumulation of tax reporting information and provide data files for form and tape production.

•          Provide system capable of messaging and inserting on advices, statements, and tax forms.

•          Develop new system interfaces at the Fund’s request.

Print and Mail Services

•          Print and mail confirmations, statements, returns, tax forms (including without limitation W-9’s, W-8’s and year-end returns), reports, dividend checks and other documents and instruments, including copies to dealers and, at the Fund’s option, to a “fourth party.”

•          Provide duplicate copies of statements and/or transcripts of accounts to shareholders requesting such information (for such fee as the Fund and Transfer Agent shall mutually agree).

Group Benefits

•          Process Add On Trades - These are trades received every morning requesting that the previous day’s trade date and price be used.  These trades are estimated and entered with the prior day’s trade date. 3

•          Process Same Day Wires - Process full or partial redemption requests and wire funds prior to completion of the nightly cycle.

•          Process Due Money - Requests to subscribe money are received and acted upon, prior to our receiving funding for the purchase.  It is DST’s responsibility to track all unpaid purchases and report this information to Dreyfus in Uniondale and the Fund Accounting Area on a daily basis.

•          Process Fax Trades from Plans - Trades are received by fax.  The plans have agreed to follow up with the original documentation on the following day.

3 These trades were accepted on the prior day by the record keeper/trustee/administrator, dealers/other institutional relationships prior to the Funds’ trading cutoff.

•          Process Restricted Exchanges - These are transactions that are restricted according to the Funds’ exchange rules.  Exchanges are processed as redemptions and purchases to accomplish the transactions.  In the event that the exchange is for the full account balance, DST must estimate the purchase side of the transaction after the nightly cycle, to ensure that the funds are accounted for on the prior days supersheet.

•          Process Dividend Trades - The first business day of every month, DST faxes over add-on trades from 8:30am to 10:30am.  DST shall process these trades as of the previous day without being estimated.  The trades are typically small dollar amounts (under $100.00).

Institutional

•          Process Due Money and Wire/no Trade - Requests to subscribe money are received and acted upon, prior to DST receiving funding for these purchases.  It is DST’s responsibility to track all unpaid purchases and report this information to Dreyfus in Uniondale, and the Fund Accounting area on a daily basis.  This includes manual and Lion purchases.

•          Process As Of Purchases/Redemptions - (known as “Add-Ons”) Process trades received in the morning requesting that the previous days trade date and price be used.  These trades are estimated and entered with the prior days trade date. This includes manual, Lion Account and DTCC trades.

•                     Process Same Day Wires - Requests a redemption and immediate wire of funds prior to completion of the nightly cycle.  Due money in a particular fund can result in a fund being “overdrawn” at the close of business.

GAMA Servicing Functions

Open new GAMA accounts; perform GAMA account maintenances; perform daily settlement of GAMA ACH, debit card, and check writing activity with the Dreyfus GAMA product service provider; provide system support for GAMA.

Multiple Trailer Fees

The Multiple Trailer Fee Project (MTF) is designed to provide Institutional clients with a detailed breakdown of each type of fee paid.  The Transfer Agent will provide data feeds containing detailed trailer commission and service fee information to Dreyfus.

Process Cancel Rebill / Money Market Adjustments

Commence processing on the day of receipt all cancel rebill and money market adjustment requests received from Dreyfus on a business day.  This includes all related accrual adjustments and necessary estimates associated with each request.

Telephone Operations

•                     Answer all investor and dealer telephone and/or written inquiries, except those concerning Fund policy which will be referred to the Fund.

•                     Process and confirm address changes to the former address of record reflecting the new address.

•                     Process standard account record changes as required, i.e., DLR, Salesman Codes, Dividend Codes, etc., in accordance with required documentation.

•                     Use master account application to establish individual participant accounts.

•                     Process new accounts, verifying completeness of application; establish new account records with standard abbreviations and registration formats.

•                     Process exchanges of Fund shares and confirm the exchange transaction in a single transaction advice.

•                     Process telephone transactions on recorded lines on a system in which such recordings can be easily and accurately retrieved and verify the identity of the originator as directed by the Fund.  In addition, process various maintenance items pursuant to shareholder telephone requests, including but not exclusive to changing dividend options and changing Automatic Asset Builder dollar amounts and cycles, as authorized by the Fund.

•                     Process delayed settlement (“Wire Order”) trades as permitted by the Fund, maintaining an inventory of and performing settlement of such share subscriptions.

•                     Maintain records indicating institutions eligible for 12b-1 fees.

•                     Provide telephone service for the shareholders of the Fund.

•                     Allow on-line access (via telecommunications lines) to institutions designated by Dreyfus from time to time to the shareholder accounting system.  Only those accounts with dealer codes for their institution will be available, except that certain “clearing broker” institutions may be allowed access to multiple dealer codes representing those institutions they are authorized to clear for.

•                     Differentiate levels of access by institution, as instructed by the Fund from time to time, as follows:

•         Inquiry Only

•         Input New Accounts

•         Input Purchases

•         Input Redemptions

•         Input Exchanges

•         Input changes of Account Data for Address, SSN, Owner Codes, Branch or Salesman Code, Dividend Code

•         Input Broker/Dealer or other transacting institution’s internal account number, i.e., cross-reference number

                        These levels should be controlled by a unique ID and password assigned to each                            user within a remote accessor institution.  Each user could be assigned any                                 combination of the above privileges.

Additional Proxy and Print Services

•                     Address and mail proxies and related material for shareholder meetings.

•                     Tabulate returned proxies and supply daily reports when sufficient proxies have been received.

•                     Prepare certified list of stockholders.

•                     Furnish Inspector of Election for shareholder meetings.

•                     Address and mail two (2) periodic financial reports.

Anti-Money Laundering Duties

•                     Submit all new accounts, registration maintenance transactions, and existing accounts through the Office of Foreign Assets Control ("OFAC") database and such other lists or databases of trade restricted individuals, entities, or countries as may be required from time to time by applicable regulatory authorities; block accounts and file reports with OFAC as required under OFAC-administered regulations.

•                     Review redemption transactions that occur within thirty (30) days of account establishment or maintenance, including a change to standing banking instructions.

•                     Review wires sent pursuant to banking instructions other than those on file.

•                     Review accounts with small balances that have large purchases at specified dollar thresholds.

•                     Review accounts with frequent activity within an appropriate date range followed by a large redemption at specified dollar thresholds.

•                     Review purchase and redemption activity per tax identification number ("TIN") within the Fund to determine if activity on any given day for that TIN exceeded the specified dollar threshold.

•                     Compare all new accounts and registration maintenance transactions through a database of known offenders; notify the Fund of any match.

•                     Monitor and track cash equivalents under $10,000 for a rolling twelve month period; file IRS Form 8300 and issue the shareholder notices required by the IRS.

•                     Determine when a suspicious activity report ("SAR") should be filed as required by regulations applicable to mutual funds; prepare and file the SAR.

•                     Compare account information to any FinCEN request received by the Fund pursuant to the USA PATRIOT Act Sec. 314(a); provide the Fund with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames.

•                     Follow the Fund's Customer Identification Program to (i) verify the identity of any person seeking to open an account with the Fund, (ii) maintain records of the information used to verify the person's identity and (iii) determine whether the person appears on any lists of known or suspected terrorists or terrorist organizations provided to the Fund by any government agency.

Maintain all records required to be maintained by the Fund under the USA PATRIOT Act in connection with the performance of the Transfer Agent's duties hereunder.

Benefit Plans

Throughout the term of this Agreement, the Transfer Agent will, through an entity selected and approved by the Fund, arrange for the custodianship of IRA and Keogh plans sponsored by Dreyfus for an annual fee payable by the beneficial owner/participant  of $10.00 per account, with a maximum fee of $25.00 per participant.  In the event an account is closed prior to the assessment of the annual fee, the annual fee will be assessed at the time the account is closed.

APPENDIX C(2)

SOFTWARE ENHANCEMENTS AND FEES

The Fund may request enhancements to be made or functionality to support new products be developed within the software system utilized by the Transfer Agent.

Dreyfus-Dedicated Software Staff

The Transfer Agent will provide, at no additional cost to the Fund, a programming staff dedicated only to the completion of Dreyfus programming requests.  The staff level shall be maintained at a ratio of one programmer/analyst for each 200,000 shareholder accounts within the Dreyfus-affiliated funds, and shall therefore be adjusted up and down, no less frequently than semi-annually, to maintain such ratio.

The Dreyfus-dedicated software staff will be managed by the Transfer Agent and is expected to conform to the Transfer Agent's programming and documentation standards.  The Transfer Agent will provide a dedicated staff whose personnel will at all times have an average of at least five years data processing applications software experience, of which at least three years shall be developing data processing applications software with respect to mutual fund transfer agency activities.  In addition, at no time will 25% or more of the staff have less than two years experience developing data processing applications software for mutual fund transfer agency activities.  With regard to priorities, the staff will be directed at the sole discretion of Dreyfus to address those software requests which Dreyfus sees fit.

Should the Transfer Agent determine that the programming requirements of the Fund or the Dreyfus-affiliated funds require programming resources in addition to those provided by the Dreyfus-dedicated software staff, the Fund shall pay for as many additional programmers as may be necessary, not to exceed the number required to bring the total of the Dreyfus-dedicated software staff and additional programmers to ten, billed at the following rates and allocated to the Funds pro rata based on number of accounts:

Up to four (4) additional programmers:                      Discounted rate of $110,000/year per                                                                                                programmer

Additional programmers in excess of four (4):           $163,000/year per programmer or $130/hour

These rates may be changed in January each year in an amount equal to the change in the programmer’s salary, except that the annual increase for the programmers billed at the discounted rate will not exceed 3% per year.

If more than ten (10) programmers are required, the Transfer Agent shall obtain the Funds’ approval to add additional resources chargeable to the Funds.

From time to time, the Dreyfus-dedicated software staff may be utilized for Dreyfus programming requirements that are not covered under this Agreement.  In this case, the Funds will be reimbursed for each hour of programmer time utilized at the rate of 1/ 2,080th of the annual charge for an additional programmer.

Programming Request Procedures

Programming must be requested pursuant to the “Software Request Administration Procedures” attached hereto as Appendix F.  Upon receipt of programming requests the Transfer Agent's dedicated staff will review the request and perform an initial analysis which will be adequate to provide a high level estimate.  The Fund may use this estimate to assist in determining whether to proceed with the request.  Upon the Fund determining to proceed, the Transfer Agent will provide an estimate by phase at the start of each phase (e.g., an estimate will be given for the requirements phase and upon completion of requirements an estimate for design will be provided, etc.).  The Transfer Agent will provide a report with the status of each request.

Development Cost Recovery

The Transfer Agent will not announce the availability of Fund-specific or Dreyfus-affiliated funds-specific requests constituting unique third party systematic interfaces to its other clients or third parties generally.  However, if another client or third party becomes aware of the interface and requests it to be made available to them, the Fund will be entitled to recovery of its share of development costs as described herein.  This recovery will not exceed 75% of development costs during the first 12 months or 50% during the 12th – 18th month period after the installation of the interface.  After 18 months of production usage of the software, there will be no recovery of developmental costs.

Annual Certification

Upon request, the Transfer Agent will deliver to the Fund within thirty (30) days after the end of each calendar year a written certification of the Transfer Agent's chief financial officer or its president that the Transfer Agent has been in compliance with this Appendix C(2).  The Fund shall have the right, at its option, to have the Transfer Agent's independent auditors confirm compliance with this Appendix C(2).  In connection therewith, the Transfer Agent shall give such independent auditors full and unimpeded access to the information and documents deemed by such auditors to be necessary to accomplish such audit.  The cost of such auditors shall be divided equally between the parties.

APPENDIX D

SERVICE LEVEL AGREEMENT

GENERAL

Except as otherwise noted, the percentages set forth herein relate to all Dreyfus-affiliated funds for which the Transfer Agent acts as transfer agent, and to certain funds for which Dreyfus provides recordkeeping or other services and do not relate individually to any specific fund.  All fee credits are to be aggregated where there are instances of not meeting objectives in respect of two or more different services.  A waiver, whether partial, total, or conditional, of any fee credits, or right to terminate this Agreement in a particular instance does not constitute a waiver in any other instance.  The Fund must give notice of its intent to terminate the Transfer Agency Agreement of which this Appendix is a part within 60 days of receipt of a true and complete report of the Transfer Agent evidencing the event giving rise to such right of termination under the terms of the paragraphs of this Appendix captioned "Termination."  Such notice must specify a date no less than three nor more than twelve months thereafter as the date upon which such termination shall be effective.  Failure to provide such notice in a timely manner shall constitute a waiver in respect of the specific event (but no other).  This provision in no way shall limit the Fund's right to terminate the Transfer Agency Agreement pursuant to Article IX thereof.  A monthly document evidencing the Transfer Agent's performance with respect to the service levels set forth below will be delivered to the Fund by the fifteenth business day of the following month by the Transfer Agent, or as soon thereafter as is reasonably practicable.    A failure permitting termination by any one fund will give all of the funds, including the Fund, the right to terminate their respective transfer agency agreements with the Transfer Agent.

For purposes of this Appendix, the term "business day" shall mean each day that the Fund is open for business as described in its prospectus.

Notwithstanding any service level or objective specified herein, for purposes of this Transfer Agency Agreement, the Transfer Agent's failure to meet any objective or its performance at a level giving rise to fee credits or the right to terminate this Transfer Agency Agreement shall not per se constitute negligence or a breach of this Transfer Agency Agreement nor constitute an inference of the foregoing provided that nothing herein contained shall preclude the Fund from introducing evidence of the Transfer Agent's performance in an effort to prove negligence or breach of this Transfer Agency Agreement.

There shall be excluded from the calculation for the service levels described in this Appendix D, and from the consideration of whether the Transfer Agent has been negligent or has breached this Agreement, any period of time, and only such period of time, during which the Transfer Agent's performance is materially affected, by reason of circumstances beyond its control (collectively, "Causes") including, without limitation (except as provided below), (a) acts or omissions to act of the Fund, its employees, agents, or sub-contractors, including a third party cash management provider, (b) circumstances beyond its reasonable control, including, without limitation:  any interruption, loss or malfunction of any public utility, transportation, computer hardware (provided reasonable maintenance thereof was provided) or communication services; inability to obtain labor, material, equipment or transportation (Transfer Agent having diligently attempted to obtain such from all of its usual suppliers), or a delay in mails; governmental or exchange action, statue, ordinance, rulings, regulations or direction; war, strike, riot, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, act of God or public enemy, revolutions, or insurrection or other similar circumstances, but only if the Transfer Agent promptly takes all commercially reasonable steps to ameliorate the consequences of such circumstances, (c) an abnormally high level of activity with respect to either the Fund or the markets in which it invests or (d) pre-planned, extra-ordinary events such as major software or hardware installations or maintenance, provided such event shall occur during the maintenance window on Sunday and Transfer Agent uses reasonable efforts to minimize any adverse impact on the operations of the Fund.  An abnormally high level of activity shall be deemed to have occurred, if the volume of the activities listed in Appendix C(1) on a given day exceeds both:  (i) 133% of the average daily volume of such activities for the immediately preceding 90 calendar days, and (ii) 133% of the average daily volume of the same calendar month in which such day occurs during the immediately preceding year.  The Transfer Agent shall not be responsible for delays or failures to supply any services where such delays or failures are caused by the delays or failures of the Fund to supply necessary instructions, approvals or information in the time periods agreed upon and all service levels shall again be measured from the date of the receipt by the Transfer Agent of any necessary instructions, approvals or information.  Nothing contained herein, however, shall relieve the Transfer Agent from responsibility for the acts or omissions to act of its own permitted agents, sub-contractors, or entities acting under the Transfer Agent's control.

For calculation purposes, a week is considered to be the period beginning on Monday and concluding on the following Sunday.  When a month ends during the week, that entire week's performance will be applied to the previous month.

1.                  Telephone Responsiveness

Service Description:

Telephone Responsiveness represents Telephone Authorization calls of the Transfer Agent's Automated Call Distribution System ("ACD") from investors in the Fund who are authorized to request certain transactions by telephone.  These telephone authorization transactions include, without limitation, (1) exchanges, (2) redemptions and (3) TeleTransfer purchases.  The percentage of calls completed to calls received for the month represents the Transfer Agent's service level.

Transfer Agent's Objective:

The Transfer Agent's Objective is to manage this service to a performance level of 98% calls completed to calls received, and for purposes of the calculation method below, shall omit any call terminated within 20 seconds.

Method of Calculation:

Using its ACD report, the Transfer Agent will calculate the average performance for each week.  Such number will be compared to the schedule below to determine the total percentage credit to Per-Account Fees billed to the Funds for the month.  This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department for allocation to the Fund against the fees to be paid hereunder.

Fee Credits:

% Calls	Average Performance Level
Completed	or Each Week within the Period
Less Than	1 Wk.	2Wks	3Wks.	4Wks.	5Wks.
98%	.02%	.06%	.14%	.25%	.39%
97%	.06%	.14%	.25%	.39%	.56%
96%	.14%	.25%	.39%	.56%	.75%
95%	.25%	.39%	.56%	.75%	1.00%

Termination:

Except for operations during the Back-Up Period (as defined in paragraph 2 of Article XIII hereof), the Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the percentage of calls completed is less than 95%: (1) for three consecutive weeks, or (2) for any six weeks (whether or not consecutive) in any thirteen week period.

2.                  Timeliness of Research Requests

Service Description:

The Transfer Agent will provide a research and problem resolution service to the Fund's investors.  In connection therewith, the Transfer Agent agrees to use the C.S.S. System for receiving research requests from the Fund, or its service provider, and to communicate the results of that research to the Fund, or its service provider.  On a daily basis, the Fund, or its service provider, using the C.S.S. System will enter research requests resulting from investor inquiries concerning their accounts and activity therein, which are received at its various servicing locations, and will forward them to the Transfer Agent for research and resolution.  The Transfer Agent will research each item and respond by entry into the C.S.S. System within previously determined and agreed upon time frames (See Schedule A).  The C.S.S. System generates reports showing the status of research items outstanding.

Transfer Agent's Objective:

The Transfer Agent's objective is to accurately respond to 98% of the research requests within the periods set forth on Schedule A, maintain an average dispute rate of no more than 4% while ensuring the average number of days out of standard on overdue items does not exceed five days.  Failure to achieve any of the parts of the standard results in fee credits as indicated below.

Method of Calculation:

Using C.S.S. aging reports, the Transfer Agent will calculate an average number of business days past the established turnaround times for all research items past due during the month, and for purposes of such calculation shall exclude any item that does not fall under a category set forth in Schedule A or item overdue because of incomplete data maintained by a previous transfer agent, if any.  (An item is considered past due if not accurately responded to in the prescribed time frame.  If the Transfer Agent inaccurately or partially responds to an item, that item is deemed outstanding until a proper response is received by the Fund.)  This average number shall be determined by multiplying daily each past due item times the number of days the item is past due, summing the daily products, and dividing the result by the total number of past due requests outstanding for the day.  This daily average then will be averaged for the weeks during the month and compared to the schedule below to determine the total percentage credit to Per-Account Fees billed to the Funds for the month.  This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department for allocation to the Fund against the fees to be paid hereunder.

Fee Credits:

Business Days	Average Weekly Performance for
Past 5 Day Turnaround	Each Week with the Period
Time	1 Wk.	2 Wks.	3Wks.	4Wks.	5Wks.
1 but less than 2.02%		.06%	.14%	.25%	.39%
2 but less than 3.06%		.14%	.25%	.39%	.56%
3 but less than 4.14%		.25%	.39%	.56%	.75%
4 or more	.25%	.39%	.56%	.75%	1.00%

Response rate is calculated by the total number of items responded to within the allowed response time divided by the number of items completed for the month.

            Response Time Rate Less Than

Schedule A                 98%        97%      96%       95%        94%       93%

% Credit                      0.02%     0.08%    0.18%   0.33%    0.51%    0.73%

Dispute rate is calculated by the total number of research items answered correctly divided by the total number of research items completed for the month.

            Accuracy Rate Less Than 96%

                        1 Week            2 Weeks          3 Weeks          4 Weeks          5 Weeks

95-96%            0.02%             0.06%             0.14%             0.25%             0.39%

94-95%            0.06%             0.14%             0.25%             0.39%             0.56%

93-94%            0.14%             0.25%             0.39%             0.56%             0.75%

less than 93%  0.25%             0.39%             0.56%             0.75%             1.00%

Termination:

The Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Average Weekly Performance is greater than five business days: (1) for three consecutive weeks or, (2) for six weeks in any thirteen week period.

                        3.         Manual Data Entry-New Accounts, Maintenances and Financial                                                      Transactions.

Service Description:

The Transfer Agent provides data entry service to the Fund for establishing new accounts, maintaining existing account records and processing financial transactions.  Dreyfus places great importance on the accuracy of name, street address, city, state, zip code, taxpayer identification number and all other information that the Transfer Agent keypunches for submission to its TA 2000 System.

Transfer Agent’s Objective:

The objective is to achieve a minimum 97.5% overall transaction accuracy rating each quarter.

Method of Calculation:

The Transfer Agent shall use the same methodology as that used by National Quality Review, Inc. for transaction processing analysis.  The Transfer Agent shall review approximately 800 to 1,000 randomly selected transactions each quarter, resulting in a 95% confidence level (plus or minus 1.5%).  Samples will be collected on a daily basis.

Fee Credits:

Failure to achieve the 97.5% overall transaction accuracy target would result in fee credits to the Per Account Fees billed to the Fund, which would be calculated quarterly and paid monthly, at one-third of the calculated total.  The fee credit percentages are detailed in the table below to reflect the quarterly calculation method.

Overall Transaction Accuracy	97.4%	95.9%	94.7%	93%	92%	90%	Less than 90%
Quarterly % Credit to Per Account Fees	.06%	.24%	.54%	.99%	1.53%	2.19%	3.00%

4.         System Availability

Service Description:

The mutual fund information system will be available for access by the Fund and its shareholders at various locations.  These systems allow Dreyfus to answer inquiries and process transactions.  The system will be accessed by shareholder servicing representatives, and directly by clients via telephone and Internet.

A remote system will be available for customer and Dreyfus access with the intent on servicing the Institutional Community (Brokerage, Bank, Insurance, financial planner, Corporate, and Municipalities).  The system will provide access through various levels of security for inquiry, trading (same day, T + 1, and T + 3) and reporting.  The system will be accessible via Internet, dial up, and dedicated lines.

Transfer Agent's Objective:

The Transfer Agent's objective is to manage system availability to a performance level of 99% of system availability, for all Consumer, Shareholder Service, Internet, Voice Response, and Broker/Dealer/Bank systems applications.

Consumer Accessed Systems (Voice Response System/Internet):

Access to TA2000 for audio response and applicable Dreyfus Internet Sites will be made available twenty-three and one half (23½) hours a day, seven (7) days a week, except for regularly scheduled maintenance not to exceed six  (6) hours each Sunday.

When the nightly update process begins DST puts the system in the alternate file mode.  Once the nightly update process is complete the regular files are reallocated.

Fully Accessible Mode:
Fully accessible TA2000 will be available for Consumer Accessed Systems from 7:00 a.m. Eastern Standard Time until 9:50 p.m. Eastern Standard Time.
Alternate Mode:
After 9:50 p.m. Eastern Standard Time files available are in the alternate mode.   Account Inquiry is still available during this time frame.  Exchange to new accounts may be processed via phone or Internet, but specific information regarding the subsequent exchange and/or new account will not be accessible to “callers” or to individuals accessing a web site until after the completion of the next nightly cycle.

When TA2000 is in the alternate mode the following screens are accessible via Voice/Internet. Information provided during alternate mode is as of the previous nightly cycle.

            LOOKUP - VM     =     View Account Master

            LOOKUP - VH      =     View Account History

            LOOKUP - DP      =     View Daily Price

            LOOKUP - P         =     Pending Correspondence

            LOOKUP - SS       =     Social Security Search

            LOOKUP - VA      =     Shareowner Alpha Search

            LOOKUP - SR       =     Substitute Remittance Slip

            LOOKUP - XR      =     Substitute Remittance Slip

DISTRIB                =     TA2000 facility for the setup and release of

                                                   dividend and capital gain calculations.

UMESSAGE          =     TA2000 facility which allows a fund                                                                                                          company to setup specific message criteria                                                                                        for daily confirm output.

     RPMS                            =                   Report Processing Management System for TA2000 which allows users online access to generated reports (mostly daily) for a specific time frame (5 days).

Shareholder Service Accessed Systems for Inquiry/Transactions:

Fully functional TA2000 system will be made available every weekday from 7:00 a.m. Eastern Standard Time until 9:50 p.m. Eastern Standard Time.  This application will be fully available Saturdays from 7:00 a.m. Eastern Standard time until 6:00 p.m. Eastern Standard Time.

Inquiry capabilities will be made available from 9:50 p.m. Eastern Standard Time until the completion of the nightly update or 1:00 a.m. Eastern Standard Time, whichever is later.  At this time inquiry capabilities will accommodate Shareholder account positions and shareholder transaction history inquiry, but will not include transaction processing.

LION (Broker/Dealer/Bank Applications):

The LION application or an application that provides similar functionality will be fully available every weekday from 7:00 a.m. Eastern Standard Time until 9:50 p.m. Eastern Standard Time.

From time to time system availability may be altered as a result of a planned outage.  Notification for planned outages will be coordinated and timing agreed to between Dreyfus and DST.

Method of Calculation:

DST will calculate availability for each day in the month and average those days to arrive at a monthly average.  If the performance is below 99% the average would be compared to the schedule below to determine the percentage credit to total monthly Per Account Fees.

Fee Credits:

% System Available Monthly Average Performance Less Than	% Credit to Per Account Fees

99%	0.04%
98%	0.16%
97%	0.36%
96%	0.64%
95%	1.00%

Termination:

If the System Availability is less than 95% for two consecutive months, the Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D.

5.         Daily System Updates

Service Description:

The Transfer Agent updates the System daily to reflect each day's business activity.  The Fund relies upon the timely update of information in order to respond to investor's inquiries.  The Transfer Agent will provide Dreyfus with a System report indicating the time of day that files were updated and available for Dreyfus.  The timeliness of availability of these screens with updated information will determine the Transfer Agent's level of performance.

Transfer Agent's Objective:

The Transfer Agent's objective is to manage this service to an average weekly performance level of daily system updates by 7:00 a.m. EST the next day.  The Transfer Agent must accurately update all shareholder account records.

Method of Calculation:

Should the Transfer Agent fail to meet the above objective, it would result in a credit to monthly Per-Account Fees of the affected funds.  Using the System reports for each fund, the Transfer Agent will calculate for each day during the month the average time by which the shareholder account records were accurately and completely updated and available for inquiry purposes, and for purposes of such calculation shall deem that on a day on which the system was not updated at all it was updated as of 5:00 p.m.  Those numbers would be averaged for each week and compared to the schedule below to determine the total percentage credit to Per-Account Fees billed for the month.  This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department to be allocated to the Fund against the fees to be paid hereunder.

Fee Credits:

Average Weekly Performance
for Each Week within the Period

	1 Wk.	2Wks.	3Wks.	4Wks.	5Wks.

Next Day
After 7:30 a.m. to and
including 9:00 a.m.	.02%	.06%	.14%	.25%	.39%

After 9:00 a.m. to and
including 10:00 a.m.	.14%	.23%	.35%	.50%	.70%

After 10:00 a.m.	.25%	.39%	.56%	.75%	1.00%

Termination:

The Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the system is not updated and available by 7:30 a.m. EST on the next day:  (1) for two consecutive weeks, or (2) for any four weeks (whether or not consecutive) in any thirteen week period.

6.         Accuracy and Timeliness of Investor Statements

Service Description:

Based upon the type of fund, the Transfer Agent will produce and mail periodic statements to all its shareholders.  The Transfer Agent will provide the Fund with a mailing report from its automated mailing operation which will indicate the date on which all investor statements were mailed.

Transfer Agent's Objective:

For all periodic Statement (monthly, quarterly and yearly) mailings, including Dealer and Group copies, but excluding everything covered in service level 7,  the Transfer Agent's objective is to manage this service so that 99% of all Statements for each Fund are accurate and are mailed no later than five business days after statement date.

Method of Calculation:

Failure to meet this objective will result in a credit to total Per-Account Fees billed to the Fund affected by the delay for the period.  Using the mailing report, the Transfer Agent will add the number of days past the objective.  That number would be compared to the schedule below to determine the total percentage credit to Per-Account Fees billed the Fund for that month.

Fee Credits:

If more than 1.0% of the Statements are not mailed within five (5) business days, the Transfer Agent will pay $5,000 for the first day and $2,000 per day for each day thereafter until 99.0% or more of such Statements have been mailed.

Note:

Statements that are to be mailed with check images where the clearing banks have not delivered the draft checks that have cleared during the last week of each calendar month by the second bank business day at 12:00 p.m., New York time, are not to be included in these calculations.

Termination:

If the Transfer Agent fails to mail at least 99.0% of such statements not later than twelve (12) business days from statement date for three consecutive periods (a period being the amount of time to which the statement relates), the Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D.

7.         Accuracy and Timeliness of Daily Advice and Check Mailings

Service Description:

The Transfer Agent will produce and mail all daily advices and daily checks (i.e., Liquidations, Redemptions, Purchases, SWP’s Retirement Distributions, and all required dealer copies, branch copies and interested parties’ copies.) whenever a financial transaction is posted to the investor's account, except where suppressed pursuant to instructions received from the Fund or Dreyfus.  The Transfer Agent will provide Dreyfus with a report which will indicate the date on which all advices were mailed from such operation.

Transfer Agent's Objective:

The Transfer Agent's objective is to manage this service so that 99.0% of such advices are accurate and are mailed on the next business day following date of transaction, except where suppressed pursuant to instructions received from the relevant fund or Dreyfus.

Method of Calculation/Fee Credits:

If more than 1.0% of the daily advices, checks, and duplicates are not mailed in a timely fashion during any week, the Transfer Agent will pay to the Funds $5,000 (for that week).

Termination:

The Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Transfer Agent fails to mail at least 99.9% of all advices, check, and duplicates by the fifth business day following the date of the transaction (not counting suppressed items):  (1) for three consecutive weeks, or (2) for any six weeks (whether or not consecutive) in any thirteen week period.

8.         Timeliness of Distribution Checks
            and Dividend Checks

Service Description:

Periodically, the Transfer Agent will create and mail checks for certain money market, tax-exempt, and other Funds' respective investors.  The Transfer Agent will provide Dreyfus with a mailing report indicating the date on which all dividend or distribution checks were mailed.

Transfer Agent's Objective:

The Transfer Agent's objective is to manage this service so that 99% of all checks (other than checks drawn in connection with the Fund's Automatic Withdrawal Privilege or Quarterly Distribution Plan, if offered) are mailed no more than one business day from the payable date of the check.

Method of Calculation/Fee Credits:

If more than 1.0% of the Monthly or Quarterly Dividend Checks are mailed more than one (1) business day from the Payable Date of the check, the following charges will be paid by the Transfer Agent:

Delay of one day	$ 5,000
Delay of two days or more	$2,000/day until 99.0% or more of such checks have been mailed

Termination:

If the Transfer Agent fails to mail at least 99% of all checks by the fifth business day from the payable date of the check for three consecutive weeks or for any six weeks (whether or not consecutive) in any period of thirteen weeks, the Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D.

                        9.         Accuracy and Timeliness of Delivery of Internal/External

                                    Transmissions

Service Description:

The Transfer Agent shall provide dividend/position tapes or transmissions for any number of dealer codes per institutional client.  The Transfer Agent will provide a monthly report indicating the actual date of delivery of tapes to the courier or transmissions directly to the client as well as an indication of the files to be corrected/resent due to Transfer Agent processing errors.

Transfer Agent's Objective:

The Transfer Agent's objective is to manage this service so that 99.9% of all tapes/transmissions are accurate.

Client Transmissions/Tapes:

The client transmissions must be made available by 6:00 a.m. Eastern Standard Time on the first business day following established client request date.  For select clients, mutually agreed upon by Dreyfus and DST, certain transmissions need to be made available to the client at a designated time prior to 6:00 a.m. Eastern Standard Time.

The 6:00 a.m. Eastern Standard Time is contingent upon the nightly update beginning at 9:50 p.m. Eastern Standard Time.  If any entity other than DST delays the beginning of the nightly cycle for any reason the transmissions will be made available six (6) hours after the start of the cycle.

Dreyfus Transmissions/Tapes Daily Transmissions:

DST will transmit the following daily files each business day at times mutually agreed upon in writing by officers or Authorized Persons of Dreyfus and officers of DST.

*          new accounts, account maintenances, closed accounts

*          current holdings per account

*          fund profile information

*          financial transaction detail per account

Periodic Files:

DST will transmit the following files by the 2nd calendar day after a periodic purge from the system: purge file containing inactive accounts.

Method of Calculation:

Using its tape transmission delivery report, if the Transfer Agent does not manage this service so that the objective is met 99.9% of the time, the Transfer Agent will multiply the number of late tapes/transmissions or incorrect tapes/transmissions by $250.  This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department for allocation to the affected funds against the fees to be paid hereunder.

Fee Credits:

$250 per late (or incorrect) tape/transmission

Termination:

The Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Transfer Agent does not deliver at least 97% of all tapes/transmissions in accordance with the objective stated above, for three consecutive months.

                        10.       Timeliness and Accuracy of Next Day Wires

                                    Service Description:

Federal Reserve Wires for redemptions, dividend payouts, capital gain payouts and other distributions can be sent out to clients on a daily basis following the Fund’s dividend/capital gain payable date or Fund’s transaction date (for redemption/distributions).

Wires for institutional clients can be consolidated by fund and one bulk wire is sent to the institution's bank.  Wires can also be sent individually for a specific shareholder account to a designated bank.  The Transfer Agent will provide Dreyfus with a monthly report indicating the date on which all Fed Wires were sent to clients.

Transfer Agent's Objective:

The Transfer Agent's objective is to manage this service so that 99.9% of all Fed Wires are accurate and are sent by the first business day following the Fund's dividend/capital gain payable date.

Method of Calculation:

Should the Transfer Agent fail to meet this objective (except for delays resulting from disruptions in the Federal Reserve payment system or delays in the dividend cycle due to late client dividend approvals) it would result in a miscellaneous credit to total fees billed to the Fund each month.  Using its Fed Wire report, the Transfer Agent will multiply the number of late or incorrect wires by the fee credit below.  This credit information would then be passed to the Dreyfus Fund Accounting Department for allocation to the Fund against the fees to be paid hereunder.

Fee Credits:

Per late or incorrect wire:  Transfer Agent's wire transfer charge plus reimbursement for unjust enrichment, calculated based upon the effective Federal Funds rate for the month.

Termination:

The Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Transfer Agent does not send at least 99.9% of the Fed Wires for month-end dividends by the fifth business day after month-end or at least 99.9% of the Fed Wires by the next business day for redemptions for any one week period for three consecutive months or for four months (whether or not consecutive) in any six-month period.

                        11.       Annual Disaster Recovery Tests

                                    Service Description:

At least once per calendar year the Transfer Agent will test its data center, transfer agent operations facility and telephone operations facility business continuity plans.

Transfer Agent's Objective:

The Transfer Agent's objective in the data center recovery test is to demonstrate its ability to duplicate its data processing services upon transfer of its application software programs to the data center backup facility.  The data center recovery test will provide opportunity to enter, process and verify daily transaction activity, and a data communications test sufficient to demonstrate the ability to provide access from the data center backup facility to production network sites.

The Transfer Agent's objective in the transfer agency operations and telephone operations facility recovery tests will be to demonstrate its ability to perform the transfer agency services (as summarized in Appendix C) to the standards described in Appendix D from its backup facilities.  The transfer agency operations facility recovery test will consist of transfer of at least 20% of the transfer agency operation's staff engaged in providing services to the Fund to the backup facility.  The transferred staff will simulate the processing of 20% of an average day's transaction volume based on the activity levels of the preceding six months transaction volumes.

If the test is not able to be successfully performed, the Transfer Agent may re-run the test within the same calendar year, unless the Fund agrees in writing to accept the results of the unsuccessful test, in which event the fee credit and termination provisions below will be waived.

Method of Calculation/Fee Credits:

Should the Transfer Agent fail to perform either of the tests described above successfully by December 31 of each year it will result in a credit to the monthly per account fees of the Fund equal to .4% of the aggregate of the per account fees for the year in which the tests were not successfully performed.

Termination:

If the tests are not performed within the prescribed time period the Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D.

                        12.       Timeliness and Accuracy of Same Day Wires

                                    Service Description:

Certain Institutional clients input redemption trades via the Rite/Lion system.  Trades are input throughout the day, and periodically, at both scheduled and ad hoc times.  The Transfer Agent will transmit a file to the cash management provider containing the necessary information, and in the proper format, to do automated initiation of Fed wires.  The Transfer Agent will provide Dreyfus with a report indicating the times that remote access was terminated and the times that the file was transmitted each day.

Transfer Agent's Objective:

The Transfer Agent's objective is to manage this service so that 100% of the daily "wire file" transmissions are completed within one hour of any trades input into TA2000 between 10:00 a.m. and 4:30 p.m. EST.  In addition, if Dreyfus requests manual intervention of the wire pull process, the wire pull time would start at the point of interface from Dreyfus.

Method of Calculation:

Should the Transfer Agent fail to meet this objective it would result in a credit to total Per Account Fees billed to the Fund each month.  The total number of days in the month the file is transmitted later than the objective is used with the chart below to determine the % credit to Per Account Fees for the month.  This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department for allocation to the Fund against the fees to be paid hereunder.

Fees Credits:

# of Days in the Month
The Objective is missed	% Credit to per Account Fees

1.04%
2.16%
3.36%
4.64%
5 or more	1.00%

Termination:

The Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Transfer Agent misses the objective for three or more days out of five, for four weeks consecutively.                                                 Schedule A - Service Level 1

RESEARCH SCREENS

Current Screen	Current Turnaround Time (in days)
BKUPHLD/BKUPHDI	4
BNCDCHK	3
BPIT/I	2
CFNAVAJ	3
CORREQ	1
DEPNC	3
DESCNCL	5
DESGSHR	5
DOCCOPY/I	4
DRYLOSS/DRYLSSI	3
EXPDITE	2
FCOR/I	4
IRACOR/I	3
KEY/KEYMNT	3
LOGNP	2
LOTBALI	2
MCRPAY/I	3
MEMOEXP	2
MEMO/I	5
MISC/I	4
NONRCPT/I	3
NRCOMM	3
PMAILNP	3
PRESSEC	3
RUSHCKS/RUSHCHK	1
SIGN	1
STPDRFT	1
TMAUTH	3
UNAUTH	3
UNWIRE	3
WIRES/I	1
XDEALER	4
XEXCH/I	2
XLIQ/I	2
XPRIV/I	3
XREGSS	2
XTRANSFR/I	3

APPENDIX E

RESERVED

APPENDIX F

Software Request Administration Procedures

I.  Software Request Process

1.      The requestor completes the Software Request Form, outlining the request, and indicating if the request should be considered a priority.  The requestor must obtain the proper authorized signatory from his/her department.  This sign-off can be obtained by an e-mail authorizing approval.  The form is then sent to the Sub-Transfer Agent’s Client Services Department and Dreyfus Transfer Agency Administration.  The following information must be supplied on the form:

Requestor information - name, department, phone/fax number, date of request

Short name for the request

Description of the change requested

Purpose and benefit of the request

Justification - Why this change is being requested; to enhance service, quality, cost effectiveness, or if it is an operational necessity or a legal requirement

Number of Funds and/or shareholders affected

Amount of manual effort saved due to this enhancement

Potential liability

Impacts:

- to quality/customer service
- on business existing accounts, ability to attract new accounts
- to clients
- on tax reporting
- to month end/quarter end/year end reporting
- financial impact

On-line systems requirements - any on-line changes that need to be made for the enhancement

Reporting requirements - changes to existing reports or new reports which must be created as a result of the request

Software interfaces that may be affected by the request

Special considerations or exceptions to the request

For minor changes or enhancements, the Software request form serves as the business requirements document for the request.  For large enhancements or changes, the requestor drafts a business requirements document to accompany the Software Request Form.  The business requirements document provides a detailed description of all aspects of the enhancement, including mock ups of reports required, new forms to be designed, or new on-line screens to be developed.

The current authorized signatories for software requests are:

Retail and Advisor Servicing and Financial Centers	-	Irene Pappas Anne Dyer Wendy Sirchia

Institutional Servicing	-	Jeanne Butler
Matthew Perrone Timothy Barrett

Information Systems	-	Anthony Mayo
Michael Drennan

Mellon Institutional Founders Asset Management Fund Accounting	- - -	Denise Kneeland Craig Maroney Ken Christoffersen Robert Kelly Paul Molloy James Windels

Transfer Agency Administration	-	Patrick Synan Thomas Orlando
Arlene McGovern

Corporate Accounting	-	Gary Pierce

Legal	-	Michael Rosenberg Janette Farragher

Marketing	-	Ursula Carty Noreen Ross

2.      Dreyfus Transfer Agency Administration circulates the request to any other business area that might be affected by the programming request in order to determine if these areas have a business interest in the request or have a similar request being developed in one of these areas.  Dreyfus Transfer Agency Administration will verify whether functionality already exists for this request and/or identify possible alternatives to the request, if appropriate.

3.      The original request is held on file at the Sub-Transfer Agent.  A copy of each referral is kept on file in the Dreyfus Transfer Agency Administration area.

4.      The Sub-Transfer Agent's Client Services department assigns a referral number to the request and forwards it to the Sub-Transfer Agent's Systems department for time and cost estimates.

5.      The Sub-Transfer Agent's Systems department forwards the time and cost estimates to Dreyfus Transfer Agency Administration reviews the estimates and forwards them to the requesting department.  Dreyfus Transfer Agency Administration and the requesting department jointly decide if the request should be considered a priority item.

6.      If the request is deemed a priority and a Dreyfus-dedicated programming resource is available, the Sub-Transfer Agent's Systems Manager assigns the request to a programmer.  If a programming resource is not available, Dreyfus Transfer Agency Administration is notified.

The Sub-Transfer Agent will provide Dreyfus Transfer Agency Administration with information on how other prioritized requests will be impacted by the new request.  Based on this information, Dreyfus Transfer Agency Administration then decides how to proceed with the new request (i.e., to reprioritize existing requests to make resources available for the new request or assign a lower priority to the new request which would then be worked on when resources become available).

When there are several priority items and resources are not available to work on each request, Dreyfus Transfer Agency Administration will meet with the department heads whose areas have submitted the outstanding priority requests in order to determine which referral or referrals must be worked on first.

7.      When a resource is assigned to a particular request, he/she contacts the requestor if further information is needed to proceed with the assignment.

8.      The Sub-Transfer Agent prepares a functional design document based on the business requirements submitted and any meetings that may have been held to discuss issues related to the request.

9.      Requestors are asked to review and approve the functional design before the Sub-Transfer Agent begins programming.

10.  The Dreyfus requestor will be asked to participate in the testing of a request.  During testing, Dreyfus and Sub-Transfer Agent personnel will identify any deficiencies that must be corrected prior to sign-off at completion and prior to installation of the new code or program into the production region.

11.  When Dreyfus and the Sub-Transfer Agent agree that testing was successful, Dreyfus provides sign-off and the request is put into the production region.

12.  In certain cases there is a business need for a request to be done immediately.  For these requests, the business unit contacts the Sub-Transfer Agent Client Services Department by telephone.  The Sub-Transfer Agent’s Client Services Department will track and provide a weekly status report for these items.  A copy of the weekly report will be kept on file in the Dreyfus Transfer Agency Administration area.

II.  Software Request Status Reporting/Resources

The Sub-Transfer Agent's Client Services tracks the Dreyfus software requests and distributes a weekly report to Dreyfus and Sub-Transfer Agent representatives.

The weekly report lists the following:

Requests to be completed within the next 3 months

Remaining requests - Priority requests currently being worked on that will not be completed in 3 months

Non-priority requests

Adhoc requests - one time requests for specific information sorted in a specified report format.  These requests do not require a permanent change or enhancement to any software or system, but more often address the need for a one time, special report.  (See Adhoc Request Procedures)

Completed requests

LION requests - enhancements to the LION System, a remote entry system used by broker/dealers for on-line trading

The report lists the following for each request:

Referral number
Type of request
Description
Project contacts
Impacts

Status -	(business requirements, functional design, test plan, print mail impact, if applicable, coding and testing, acceptance testing, files to DST-Output, output date and production date)

The Sub-Transfer Agent's Systems department also distributes a Dreyfus Systems Map.  The map lists all of Dreyfus's prioritized requests for the year and the amount of resources assigned to each request for each month.

Requests to correct an existing system problem or requests that are determined by Dreyfus Senior Management to be critical enhancements are assigned the highest priority.  Dreyfus Transfer Agency Administration and the requestors meet separately, if necessary, to discuss prioritization of specific referrals.

III.  Adhoc Request Procedures

Adhoc requests - one time requests for specific information sorted in a specified report format.  These requests do not require a permanent change or enhancement to any software or system, but more often address the need for a one time, special report.

1.      The requestor submits a memo (by fax or interoffice mail), to the Sub-Transfer Agent and Dreyfus Transfer Agency Administration.

The requestor must specify the following information:

Select:  The requestor lists all Funds, accounts, transfer agency system fields or other data to be searched for the report.

Sort:  The requestor specifies how the report should be formatted, that is, how the data on the report should be segregated.  Any number of sorts may be requested within one request.  (Example: Retail vs. Institutional, Tax I.D. Number, Fund code order)

Print:  The requestor lists all of the information that must be printed on the report.

Delivery:  The requestor specifies how the report should be delivered upon completion.  (Mail, fax, e-mail, remote printer on-site at Dreyfus or diskette)

2.      The Sub-Transfer Agent reviews adhoc requests and, if necessary, contacts the requestor to discuss and clarify any unclear issues.  Dreyfus Transfer Agency Administration will monitor requests for trends and determine if other solutions are available.

3.      The request is assigned to a Dreyfus dedicated programmer at the Sub-Transfer Agent.

4.      Adhoc requests are usually completed within 48 hours of the time the request is received at the Sub-Transfer Agent.  However, Dreyfus and the Sub-Transfer Agent acknowledge that if the number of adhoc requests submitted is heavy over a short period of time, the 48 hour timeframe may not be met.

5.      Once completed, the Sub-Transfer Agent sends the requested adhoc to the destination specified in the request, either directly to the requestor or to Dreyfus Transfer Agency Administration.

APPENDIX G

                                                                                                                                                            OUT-OF-POCKET AND OTHER CHARGES

The cost of providing all services under this agreement, other than those indicated below, is included in the per account and other fees set forth in Appendix C.

1.      Forms

2.      Postage

3.      Printing and Mailing Services (including services provided by DST Output East, LLC or other third party print/mail vendors)

4.      Computer Hardware and Software – specific to Fund or installed at remote site at Fund’s direction

5.      Telecommunications Equipment and Lines/Long Distance Charges

6.      Magnetic Tapes, Reels or Cartridges

7.      Magnetic Tape Handling Charges

8.      Microfiche/Microfilm

9.      Freight Charges

10.    Printing

11.    Bank Wire and ACH Charges

12.    Proxy Processing – per proxy mailed not including postage

       Includes:        Proxy Card

                              Printing

                              Outgoing Envelope

                              Return Envelope

                              Tabulation and Certification

13. Inspector of Election – travel expenses for attending shareholder meeting

14.  Off-Site Record Storage and Periodic Document Destruction

15.  “COOL” System (for document retention and retrieval)

16.  Envelopes and the Materials to be inserted for Fund Mailings

17.  Telephone (Voice) Charges - for Customer Service/Transactions - External Line Charges  Only

18.  External Data Lines, Value added Networks (i.e., Tymnet)

19.  Courier Service/Shipping, Certified Mail, Insurance on Mailed Items

20.  Duplicating for Special Projects

21.  Stationery for Fund Correspondence

22.  Fees to Maintain P.O. Boxes

23.  Outside Vendor Translation Charges for Shareholder Correspondence Inquiries

24.  Western Union Charges

25.  Transaction charges as billed by NSCC

26.  Other Charges or Out-of-Pocket Expenses, as agreed to in advance by the parties